SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ALBERTSONS, INC.

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notice of 2004

Annual Meeting
         and
Proxy Statement

All persons attending the annual meeting must present an admission card and picture identification. Please follow the advance registration instructions on the back cover of this proxy statement to obtain an admission card.

Albertsons
250 Parkcenter Boulevard
P.O. Box 20
Boise, Idaho 83726

May 5, 2004

Dear Fellow Shareholder:

It is our pleasure to invite you to attend the 2004 Annual Meeting of Shareholders. The meeting is scheduled for 8:00 a.m., Eastern Daylight Time, Thursday, June 10, 2004, in the Osprey Room at the Holiday Inn Lakewood Ranch, 6231 Lake Osprey Dr., in Sarasota, Florida.

This year you are being asked to:

•	Elect directors;

•	Ratify the appointment of independent auditors for the fiscal year that ends February 3, 2005;

•	Approve the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan; and

•	Consider four shareholder proposals that may be presented at the meeting.

You will find further information about these items and your Company in the following pages. We are including:

•	Information about the nominees for election to the Board of Directors;

•	Information about the auditors we have appointed;

•	Information about the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan; and

•	Information about the four shareholder proposals — and why your Board of Directors opposes each of them.

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

It is important that your shares be represented. We urge you to vote, even if you cannot attend the meeting.

Very truly yours,

Larry Johnston
Chairman of the Board,
Chief Executive Officer and President

________________________________________________________________________________
Notice of the Annual Meeting of Shareholders

Time:	8:00 a.m. Eastern Daylight Time
Date:	Thursday, June 10, 2004
Place:	Osprey Room Holiday Inn Lakewood Ranch 6231 Lake Osprey Dr. Sarasota, Florida

Agenda:

•	To elect three directors,
•	To ratify the Board of Directors’ appointment of independent auditors,
•	To approve the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan,
•	To vote on four shareholder proposals that may be presented at the meeting, and
•	To transact any other business that may be brought before the meeting in accordance with the By-Laws.

Who May Attend?

•	Shareholders of record at the close of business on April 14, 2004
•	Representatives of shareholders in lieu of shareholders, if authorized in writing
•	Invited guests

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Who May Vote?

•	Any shareholder of record at the close of business on April 14, 2004
•	Any representative of such a shareholder in lieu of the shareholder, if authorized in writing

Even if you cannot attend the meeting, we urge you to vote. Please refer to pages 6-8 of the accompanying proxy statement for Albertsons voting procedures.

By Order of the Board of Directors,

Colleen Batcheler
Vice President and Corporate Secretary
May 5, 2004

Your Copy of the Company’s Annual Report for the

Fiscal Year Ended January 29, 2004 is enclosed.

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Proxy Statement

This proxy statement is being mailed to shareholders on or about May 5, 2004, in connection with Albertsons solicitation of your vote at its 2004 Annual Meeting of Shareholders to be held on June 10, 2004. Please read it carefully because it contains important information about admission to the meeting, voting procedures and the matters on which you are being asked to vote.

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Appointment of Proxy Holders

Your Board of Directors asks you to appoint Lawrence R. Johnston, Felicia D. Thornton and John R. Sims as your proxy holders. As such, they will vote your shares as you instruct them at the meeting and at any postponements or adjournments of the meeting for the purposes set forth in the accompanying notice of meeting. To appoint them as requested, just sign, date and return the enclosed proxy card in the pre-addressed, postage-paid envelope provided or use one of the alternate voting methods described below.

To direct the proxy holders as to how to vote your shares, just mark the boxes on the proxy card that represent your choices. They will follow your instructions. On any item for which you do not mark a box, they will vote as recommended by the Board of Directors.

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Voting Methods

If you are registered on Albertsons stock transfer books as the holder of record of your shares, you can vote your shares in one of three ways:

•	By calling the toll-free telephone number on your proxy card on a touch-tone phone. Be sure to have your proxy card available to enter your control number.

•	By visiting the Internet at http://www.proxyvote.com.

•	By marking, signing, dating and promptly returning the proxy card. We have enclosed a postage-paid envelope (if mailed in the United States) for your convenience.

If your shares are held of record in the name of a bank, broker or other holder of record, you must follow the instructions from the holder of record in order to have your shares voted. Some banks and brokers may offer telephone and Internet voting.

If you plan to attend the Annual Meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

If you own shares of record, you may revoke your proxy at any time before the voting at the meeting. To do so, you must either:

•	Write a letter revoking your proxy to the Corporate Secretary, Albertsons, 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726. Your correspondence must be received before the meeting.

•	Submit a later vote prior to the voting deadline by telephone, Internet or mail.

•	Vote by ballot at the meeting.

Unless you revoke your proxy, all shares that have been properly voted — whether by telephone, Internet or mail — will be voted according to your instructions at the meeting and at any postponements or adjournments of the meeting for the purposes set forth in the accompanying notice of meeting. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy card will be voted as recommended by the Board of Directors.

At the close of business on the record date for the Annual Meeting (April 14, 2004), 367,768,380 shares of Albertsons common stock were outstanding and entitled to vote at the meeting. For each share of stock held, the shareholder is entitled to cast one vote on each matter before the meeting.

A quorum, which is a majority of the outstanding shares as of the record date, must be present in person or by proxy to hold the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspectors will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote shares on a certain proposal coming before the meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved. If a quorum is present:

•	We will hold an election of directors. Each outstanding share of stock is entitled to cast one vote for each director position. Each nominee receiving a plurality of the vote will be elected. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

•	We will vote on ratification of the appointment of the independent auditors. The appointment will be ratified if approved by a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

•	We will vote on the approval of the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan. The Plan will be approved if it receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

•	We will vote on each shareholder proposal, if properly brought before the Annual Meeting. Each shareholder proposal will be approved if it receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

We have retained Georgeson Shareholder Communications Inc. to help in distributing proxy materials and soliciting proxy voting instructions. Georgeson’s estimated fee for this work is not more than $15,000 plus payment of reasonable out-of-pocket expenses. The initial solicitation is by mail. In addition, Albertsons directors, officers or employees may solicit proxies in person or by telephone, facsimile, telegram or e-mail. These directors, officers and employees will not be additionally compensated for the solicitation.

Albertsons will also reimburse brokerage houses and other custodians for their expenses in sending proxy materials to you.

As a shareholder, you may review a complete list of shareholders entitled to vote at the Annual Meeting for any purpose germane to the meeting. The list will be available at the offices of the Company, 250 Parkcenter Boulevard, Boise, Idaho, during ordinary business hours for the ten days immediately before the Annual Meeting. The list will also be available for inspection during the meeting at the meeting location.

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Householding and Electronic Receipt

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report and proxy statement to a household at which two or more security holders reside and whom we believe are members of the same family.

Accordingly, your household will receive only one copy of the Annual Report to Shareholders and Proxy Statement or any other information statement from Albertsons unless we receive instructions that you prefer multiple mailings. However, you will continue to receive individual proxy cards for each registered shareholder account.

If you prefer to receive copies of the above documents for each registered shareholder account, please contact our stock transfer agent, American Stock Transfer & Trust Company, toll-free at: 1-888-788-5081, Internet at: http://www.amstock.com, or in writing at: American Stock Transfer & Trust Company, Shareholder Services, 59 Maiden Lane, New York, NY

10038. Your consent will be perpetual unless revoked, which you may do at any time by calling American Stock Transfer & Trust Company at the above telephone number or by writing them at the above address. It may take up to 30 days for you to begin receiving separate mailings if you choose that alternative.

American Stock Transfer & Trust Company will provide you with a separate copy of this Proxy Statement upon request. If your household is currently receiving multiple copies of the Annual Report to Shareholders and Proxy Statement or any other information statement from Albertsons and you would like to receive only a single copy in the future, mark the appropriate box on your proxy card or you may also contact American Stock Transfer & Trust Company.

In an additional effort to reduce paper mailed to your home and to help lower the Company’s printing and postage costs, we now offer the convenience of viewing Proxy Statements, Annual Reports to Shareholders and related materials on-line. With your consent, we can stop sending future paper copies of these documents to you by mail. To participate, follow the instructions on your proxy card or the instructions provided if you vote by Internet or by telephone. You may also contact American Stock Transfer & Trust Company.

These programs should reduce the volume of duplicate information you receive as well as reduce your Company’s operating expenses.

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Voting Securities and Principal Holders Thereof

The following table shows the persons (including any group deemed a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934) known to Albertsons who beneficially own more than 5% of Albertsons common stock. It also shows beneficial ownership of Albertsons common stock for each director, for each nominee for director, for each current and former executive officer named in the Summary Compensation Table and for the executive officers and directors as a group.

Shares Beneficially Owned as of March 25, 2004

(unless otherwise indicated below)1

Name (and Address	Number of Shares
for Beneficial	Beneficially		Percent
Owners over 5%)	Owned[2]		of Class

Capital Research and Management Company	47,008,250	[3]	12.8%
333 South Hope Street Los Angeles, CA 90071

Legg Mason Funds Management, Inc.	32,083,791	[4]	8.7%
100 Light Street Baltimore, MD 21202

Brandes Investment Partners, LLC	29,036,683	[5]	7.9%
11988 El Camino Real Suite 500 San Diego, CA 92130

Markus Stiftung	29,152,800	[6]	7.9%
Timmasper Weg 2353 Nortorf Federal Republic of Germany
Directors:
A. Gary Ames	50,457	[7,8]	+
Cecil D. Andrus	18,704	[7]	+
Pamela G. Bailey	35,419	[7]	+
Teresa Beck	74,984	[7]	+
Henry I. Bryant	22,749	[7]	+
Paul I. Corddry	57,736	[7]	+
Bonnie G. Hill	10,678	[7]	+
Lawrence R. Johnston	1,146,909	[9]	+
Jon C. Madonna	4,180	[7]	+
Beth M. Pritchard	—		+
Beatriz Rivera	28,116	[7]	+
J.B. Scott	19,743,230	[7,10]	5.4%
501 Baybrook Court Boise, Idaho 83706
Will M. Storey	45,544	[7]	+
Officers:
Romeo R. Cefalo	246,918	[9,11]	+
C.J. “Gabe” Gabriel	28,000	[9]	+
John R. Sims	51,332	[9]	+
Felicia D. Thornton	177,838	[9]	+
Former Officers:
Peter L. Lynch	481,041	[12]	+
Lawrence A. Stablein	264,057	[12]	+
All directors (including nominees) and all executive officers as a group (27 individuals)	23,340,751	[13]	6.3%

+    Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company’s common stock.

1    Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares are considered to be “beneficially” owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of the shares within 60 days following March 25, 2004.

2    Each director, nominee for director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for such persons, whether or not the director or officer is a trustee or co-trustee thereof.

3    Share ownership is as of December 31, 2003 as set forth in an amendment to a Schedule 13G filed with the Securities and Exchange Commission on or about February 13, 2004. According to that filing, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to be a beneficial owner of the shares as the result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

4    Share ownership is as of December 31, 2003 as set forth in a Schedule 13G filed with the Securities and Exchange Commission on or about February 16, 2004. According to that filing, Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and Legg Mason Focus Capital, Inc., a “group” in accordance with Section 13d-1(b)(1)(ii)(J) of the Securities Exchange Act of 1934, manage various accounts that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No such account owns more than 5% of the shares outstanding.

5    Share ownership is as of December 31, 2003 as set forth in a Schedule 13G filed with the Securities and Exchange Commission on or about February 17, 2004. According to that filing, Brandes Investment Partners, LLC, an investment adviser registered under the Investment Advisers Act of 1940, its control persons and its holding company, are a “group” in accordance with Section 13d-1(b)(1)(ii)(J) of the Securities Exchange Act of 1934.

6    According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht’s address is the same as that of Markus Stiftung.

7    Includes, as applicable, the following shares that could have been acquired within 60 days after March 25, 2004 pursuant to stock options awarded under the 1995 Stock Option Plan for Non-Employee Directors, under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans: 35,364 shares for Mr. Ames; 8,000 shares for Mr. Andrus; 28,876 shares for Ms. Bailey; 1,512 shares for Mr. Bryant; 47,736 shares for Mr. Corddry; 7,248 shares for Ms. Hill; 24,116 shares for Ms. Rivera; 6,000 shares for Mr. Scott; and 35,364 shares for Mr. Storey. Also includes, as applicable, the following shares that could have been acquired within 60 days after March 25, 2004 pursuant to deferred stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan: 10,704 shares for Mr. Andrus; 145 shares for Ms. Beck; 10,704 shares for Mr. Bryant; 3,180 shares for Ms. Hill; 3,180 shares for Mr. Madonna; and 3,180 shares for Mr. Storey.

8    Includes 3,000 shares held by the wife of Mr. Ames. Mr. Ames disclaims beneficial ownership of such shares.

9    Includes, as applicable, the following shares that could have been acquired within 60 days after March 25, 2004 pursuant to stock options awarded under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans: 491,565 shares for Mr. Johnston; 211,303 shares for Mr. Cefalo; 20,000 shares for Mr. Gabriel; 47,198 shares for Mr. Sims; and 137,704 shares for Ms. Thornton. Also includes, as applicable, the following shares that could have been acquired within 60 days after

March 25, 2004 pursuant to deferrable restricted stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan: 581,577 shares for Mr. Johnston; 4,134 shares for Mr. Cefalo; 8,000 shares for Mr. Gabriel; 4,134 shares for Mr. Sims; and 40,134 shares for Ms. Thornton.

10 Includes 5,003,600 shares held by Alscott Limited Partnership #1 of which Alscott, Inc., an Idaho corporation, is the general partner and Mr. Scott is a limited partner. Mr. Scott is the Chairman of the Board of, and has a majority interest in, Alscott, Inc. Also includes 14,722,446 shares held by the J.A. and Kathryn Albertson Foundation, Inc., a non-profit corporation, of which J.B. Scott is Chairman. Mr. Scott and three other individuals each hold one of the four issued and outstanding shares of the Foundation; however, none of them have any economic interest in the shares of Albertsons held by the Foundation. Although it is possible that Mr. Scott may be deemed to share the power to direct the voting or disposition of the shares of Albertsons held by the Foundation, Mr. Scott disclaims beneficial ownership of such shares. Includes 1,000 shares held by the wife of Mr. Scott and 50 shares over which she has sole voting and dispositive power but which are held for the benefit of a minor child. Mr. Scott disclaims beneficial ownership of the shares held by his spouse.

11 Includes 300 shares over which Mr. Cefalo has sole voting and dispositive power but which are held for minor children and as to which Mr. Cefalo disclaims any beneficial ownership. Also includes 181 shares credited to the Albertsons Savings & Retirement Estates account of Mr. Cefalo at fiscal year end.

12 Mr. Lynch’s and Mr. Stablein’s holdings are shown as of the last day of their employment with the Company as officers, July 24, 2003 and January 9, 2004, respectively, and assume no sales of their shares following those dates. The amounts include shares credited to the Albertsons Savings & Retirement Estates accounts of these individuals as of such dates, and shares that could have been acquired within 60 days of such dates. For Mr. Lynch, includes 347,310 shares that could have been acquired within 60 days after July 24, 2003 pursuant to stock options awarded under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans, as well as 131,120 shares that could have been acquired within 60 days of July 24, 2003 pursuant to deferrable restricted stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan. For Mr. Stablein, includes 228,506 shares that could have been acquired within 60 days after January 9, 2004 pursuant to stock options awarded under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans, as well as 16,167 shares that could have been acquired within 60 days of January 9, 2004 pursuant to deferrable restricted stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan.

13 Includes 748,368 shares that could have been acquired within 60 days after March 25, 2004 by executive officers other than those listed individually pursuant to stock options awarded under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans. Also includes shares credited to the Albertsons Savings & Retirement Estates accounts of certain of these other executive officers at fiscal year end.

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Board of Directors

General

The business and affairs of Albertsons are managed under the direction of the Board of Directors. The Board monitors the overall performance of the Company and oversees strategic planning, including the Company’s capital expenditures budget. The Board also monitors the Company’s financial controls and reviews and ratifies the selection and compensation of senior executives.

Currently, the Board of Directors is made up of 13 members, one of whom is an Albertsons employee. The Board will be reduced in size to 10 members upon the adjournment of the meeting. In accordance with Albertsons Corporate Governance Guidelines (the “Guidelines”), Messrs. Andrus and Storey will not be eligible for re-election this year as a result of having attained the mandatory retirement age of 70. In addition, Mr. Scott has decided not to seek re-election to the Board.

Your Board of Directors met at six regular meetings and five special meetings during fiscal 2003. All directors attended at least 75 percent of the meetings of the Board and the committees of which they were members. The Board has four standing committees: the Audit/ Finance Committee, Management Development/ Compensation Committee, Executive Committee and Nominating/ Corporate Governance Committee. A non-employee director chairs each committee except for the Executive Committee. The membership and functions of the committees are detailed in the chart on page 23.

The Board’s Nominating/ Corporate Governance Committee assesses the size and composition of the Board at least annually and recommends prospective directors to the Board. As set forth in the Guidelines and the Nominating/ Corporate Governance Committee’s Charter, which is published on the governance section of our website at www.albertsons.com, the entire Board is responsible for nominating members for election to the Board. The Committee is responsible for identifying, screening and recommending candidates for Board membership to the entire Board.

The Nominating/ Corporate Governance Committee uses the following methods for identifying director nominees other than incumbent directors being considered for re-election:

•	Professional third party search firms which provide candidate names, biographies and background information. Beth M. Pritchard was presented to the Nominating/ Corporate Governance Committee as a director candidate by such a firm;

•	The Nominating/ Corporate Governance Committee’s and the Board’s networks of contacts; and

•	Shareholder recommendations.

In connection with this process, the Nominating/ Corporate Governance Committee evaluates each potential candidate against the qualifications set forth in the Guidelines and the Committee’s Charter. Nominees for directors shall be selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of Albertsons business environment and willingness to devote adequate time to Board duties. The Nominating/ Corporate Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members. The Board is committed to a diversified membership.

Additional policies regarding Board membership, as set forth in the Guidelines, are:

•	A substantial majority of the Board must be “independent.”

•	No more than two management executives may serve on the Board at the same time.

•	No director having attained the age of 70 years will be nominated for reelection or reappointment to the Board.

The Nominating/ Corporate Governance Committee will not alter the manner in which it evaluates a candidate based on whether the candidate was recommended by a shareholder or otherwise.

With respect to shareholder recommendations, all such recommendations must be submitted in writing to the Corporate Secretary of Albertsons. The communication must provide:

•	The candidate’s name;

•	Biographical information about the candidate;

•	Qualifications of the candidate for the Board; and

•	The written consent of the candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

Shareholders may also propose a candidate at the Annual Meeting if they have complied with the detailed requirements set forth in the By-Laws. During the past year, Albertsons did not reject any candidate that was recommended by the beneficial owner of more than 5% of our common stock.

Incumbent directors are reviewed for suitability for continued service on the Board. This review includes whether there is any current relationship between the director and Albertsons that adversely affects the independent judgment or actions of the director.

Candidates are proposed to the full Board only upon the affirmative vote of a majority of the members of the Nominating/ Corporate Governance Committee.

Corporate Governance

Governance Principles

Our Board’s Corporate Governance Guidelines have been adopted to assist the Board in the exercise of its responsibilities. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing shareholder value over the long term. The Guidelines address such matters as Board responsibility and composition, Board meetings, committee matters and leadership development. The Guidelines, as well as our committee charters and some key practices, are published on the governance section of our website at www.albertsons.com. In addition, the charter of the Audit/ Finance Committee can be found as Attachment A to this Proxy Statement. The Board regularly reviews corporate governance developments and modifies the Guidelines, charters and practices as warranted. Any modifications will be reflected on our website.

Lead Director

Annually, at its June Board meeting, the Board appoints a Lead Director responsible for, among other duties, coordinating the activities of the independent directors, providing the Chairman of the Board with input on agendas and Board and committee meetings and facilitating communications between the Chairman of the Board and the other members of the Board.

Director Independence

The Guidelines provide that a substantial majority of the Board must consist of independent directors. Further, no more than two management executives may serve on the Board at the same time. For a director to be considered independent, the Board must consider the applicable independence requirements set forth in Albertsons Categorical Independence Standards for Directors, the rules of the New York Stock Exchange and applicable law. The Board’s Categorical Independence Standards conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing rules. The Standards are published on the governance section of our website at www.albertsons.com. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. Each of our current directors other than Messrs. Johnston and Scott meet our Categorical Independence Standards. Each of our directors other than Mr. Johnston satisfies the New York Stock Exchange listing standards currently in effect.

All members of the Audit/ Finance Committee, Management Development/ Compensation Committee and Nominating/ Corporate Governance Committee must be independent directors. Members of the Audit/ Finance

Committee must also satisfy an additional Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Albertsons or any of its subsidiaries other than their directors’ compensation and may not be an “affiliated person” of Albertsons. All members of these committees are independent under the New York Stock Exchange listing standards currently in effect, and each member of the Audit/ Finance Committee satisfies the SEC’s additional independence requirement.

Code of Conduct

All directors, officers and employees of Albertsons are held to the highest standards of ethical and legal conduct. Each year the Chief Executive Officer and senior financial officers agree, in writing, to be bound by the Code of Business Conduct published on the governance section of our website at www.albertsons.com. The code of conduct applicable to all directors, officers and employees can also be found on the governance section of our website.

Communications with the Board

The Board believes in facilitating open communications between the shareholders and the Board. Therefore, shareholders who wish to communicate with the Board of Directors, the Lead Director, or other specified individual directors may do so through the procedures published on the governance section of our website at www.albertsons.com.

Attendance at the Annual Meeting

All of Albertsons directors attended the 2003 Annual Meeting of Shareholders. Albertsons policy regarding director attendance can be found in the Guidelines published on the governance section of our website at www.albertsons.com.

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Election of Directors
(Proposal 1)

The Board of Directors is divided into three classes. Each year, the directors in one class stand for election. They are elected to three-year terms.

The Board of Directors has nominated three individuals for election as Class III directors this year to serve for a term that will expire in 2007. Each nominee already serves as a director. Beth M. Pritchard was appointed to the Board effective January 23, 2004. All other nominees have previously been elected by the Albertsons shareholders. The three nominees are:

•	Pamela G. Bailey

•	Teresa Beck

•	Beth M. Pritchard

Unless you specify otherwise, your proxy will be voted for the election of all these nominees.

The Company’s By-Laws require the number of directors apportioned among the classes to be as nearly equal in number as possible. Due to the upcoming departures from the Board of Messrs. Andrus, Scott and Storey, the Board approved a re-alignment of the class membership in 2004. As a result, although Ms. Beck was previously a member of Class I and elected by the shareholders at the 2002 Annual Meeting of Shareholders, she has agreed to be moved to Class III and stand for re-election again this year. Similarly, Mr. Bryant has been moved from Class II to Class I.

You can find information about each nominee and each continuing director below. Unless otherwise indicated, the directors have been engaged in the same principal occupation for the last five years. Directors’ ages are stated as of April 15, 2004.

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Nominees for Election as Class III Directors
Term Expiring in 2007

Pamela G. Bailey Director since 1999 Age 55	Chief Executive Officer and President of the Advanced Medical Technology Association, a worldwide medical technology trade association, since June 1999. Chief Executive Officer of The Healthcare Leadership Council from 1990 to 1999. President of the National Committee for Quality Health Care from 1987 to 1997. Ms. Bailey is a director of Wilson Greatbatch Technologies, Inc. Member of the Audit/ Finance and Management Development/ Compensation Committees.

Teresa Beck Director since 1999 Age 49	President of American Stores Company from March 1998 to June 1999 and Chief Financial Officer from March 1995 to March 1998. Ms. Beck is a director of ICOS Corporation, Lexmark International, Inc., Questar Corporation, Textron, Inc. (until April 28, 2004), The Children’s Center, the David Eccles School of Business of the University of Utah, Intermountain Health Care and the Nature Conservancy of Utah. Chairperson of the Nominating/ Corporate Governance Committee and member of the Audit/ Finance and Executive Committees.

Beth M. Pritchard Director since 2004 Age 57	President and Chief Executive Officer of Organized Living, Inc., a retailer of home and office storage and organization products, since January 2004. President and Chief Executive Officer of Bath & Body Works, Inc., a retailer of personal care products, from 1991 to January 2003. Ms. Pritchard is a director of Borders Group, Inc., Ecolab Inc., Columbus School for Girls and the Columbus Association for Performing Arts. Member of the Audit/ Finance and Management Development/ Compensation Committees.

________________________________________________________________________________
Continuing Class I Directors
Term Expiring in 2005

Henry I. Bryant Director since 1999 Age 61	Managing Director in the Corporate Finance Unit of J.P. Morgan & Co. Incorporated, an investment banking firm, from February 1987 until retirement in February 1998. Chairman of the Audit/ Finance Committee and member of the Executive Committee.

Bonnie G. Hill Director since 2002 Age 62	President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since July 2001 and Chief Operating Officer, Icon Blue, Incorporated, a provider of custom marketing promotional solutions, since July 2001. President and Chief Executive Officer of The Times Mirror Foundation from 1997 to July 2001. Senior Vice President, Communications and Public Affairs of the Los Angeles Times from 1998 to 2001. Dean of the McIntire School of Commerce at the University of Virginia from 1993 to 1997. Ms. Hill is a director of AK Steel Holding Corporation, California Water Service, ChoicePoint Inc. (until April 29, 2004), Hershey Foods Corporation, The Home Depot, Inc., Yum! Brands, Inc., Goodwill Industries of Greater Los Angeles, Los Angeles Urban League, the Police Assessment Resource Center (PARC) and United Way of Greater Los Angeles. Member of the Management Development/ Compensation and Nominating/ Corporate Governance Committees.

Lawrence R. Johnston Director since 2001 Age 55	Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2001 and President since July 2003. President and Chief Executive Officer, General Electric Appliances Division, a maker of major household appliances and a division of General Electric Company, a diversified industrial corporation, from November 1999 to April 2001. President and Chief Executive Officer of General Electric Medical Systems-Europe, Middle East and Africa, a maker of medical products and a subsidiary of General Electric Company, from 1997 to November 1999 and Chairman of General Electric Company’s European Corporate Executive Council from 1998 to 1999. Vice President, Sales and Distribution of GE Appliances Division from 1989 to 1997. Mr. Johnston is a director of the Food Marketing Institute (FMI) and The World Food Forum (C.I.E.S.). Chairman of the Executive Committee.

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Continuing Class II Directors
Term Expiring in 2006

A. Gary Ames Director since 1988 Age 59	President and Chief Executive Officer, MediaOne International (formerly U S West International), a telecommunications company, from 1995 until retirement in 2000. Mr. Ames is a director of iPass, Inc., Pac-West Telecomm, Inc., Tektronix, Inc. and Seattle Pacific University. Chairman of the Management Development/ Compensation Committee and member of the Executive Committee.

Paul I. Corddry Director since 1987 Age 67	Senior Vice President, Europe, of H.J. Heinz Company, a worldwide provider of processed food products and services, until retirement in 1992. Mr. Corddry is a director of the American University in Cairo, Corcoran Museum and School of Art, the Naples Philharmonic Center for the Arts and Swarthmore College. Lead Director and member of the Executive and Management Development/ Compensation Committees.

Jon C. Madonna Director since 2003 Age 60	Chairman of the Board of DigitalThink, Inc., an e-commerce company, since 2000. Chief Executive Officer of Carlson Wagonlit Travel, a travel services company, from 1998 to 2000, Chairman of the Board and Chief Executive Officer, Personal Lines, for the Travelers Property and Casualty Co., an insurance company, from 1996 to 1998 and Chairman of the Board and Chief Executive Officer of KPMG Peat Marwick, an accounting firm, from 1990 to 1996. Mr. Madonna is a director of AT&T Corporation, Phelps Dodge Corporation and Tidewater, Inc. Member of the Audit/ Finance and Nominating/ Corporate Governance Committees. The Board has determined that Mr. Madonna, an independent director, is an “audit committee financial expert” as that term has been defined for purposes of the Sarbanes-Oxley Act of 2002. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Madonna’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Madonna any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit/ Finance Committee and the Board, and his designation as an “audit committee financial expert” does not affect the duties, obligations or liability of any other member of the Audit/ Finance Committee or the Board.

Beatriz Rivera Director since 1995 Age 53	Member of Energy Resource Associates, LLC, an energy consulting firm, since January 2003. Cabinet Secretary of the Energy, Minerals and Natural Resources Department of the State of New Mexico from February 2002 to December 2002. Member of Energy Resource Associates, LLC from May 1999 to February 2002. Member of the Public Utilities Commission of the State of New Mexico from 1995 through 1998. Ms. Rivera is a member of the Board of Trustees of the Tomas Rivera Policy Institute and a member of the International Women’s Forum and New Mexico Women’s Forum. Member of the Management Development/ Compensation and Nominating/ Corporate Governance Committees.

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Committees and Meetings of the Board of Directors

Committees

Audit/Finance Committee
Standing committee
10 meetings in Fiscal 2003

Cecil D. Andrus	Henry I. Bryant*
Pamela G. Bailey	Jon C. Madonna
Teresa Beck	Beth M. Pritchard
Will M. Storey

Summary of Committee Functions

•	Oversees the systems of internal controls which management and the Board have established;

•	Oversees the integrity of the Company’s financial statements;

•	Oversees the Company’s compliance with legal and regulatory requirements;

•	Oversees the Company’s policies related to risk assessment and risk management;

•	Oversees the independent auditors’ qualifications and independence; and

•	Oversees the performance of the independent auditors and the Company’s internal audit function.

Management

Development/Compensation Committee
Standing committee
8 meetings in Fiscal 2003

A. Gary Ames*	Bonnie G. Hill
Pamela G. Bailey	Beth M. Pritchard
Paul I. Corddry	Beatriz Rivera

Summary of Committee Functions

•	Discharges the Board’s responsibilities relating to compensation of the Company’s executives;

•	Produces an annual report on executive compensation for inclusion in the Company’s proxy statement or annual report;

•	Adopts, administers and oversees the executive compensation program, management and non-employee director deferral programs and the executive level succession planning process; and

•	Recommends the level of compensation for non-employee directors to the full Board for approval.

Committees

Executive Committee
Standing committee
6 meetings in Fiscal 2003

A. Gary Ames	Paul I. Corddry
Teresa Beck	Lawrence R. Johnston*
Henry I. Bryant

Summary of Committee Functions

Exercises the authority of the Board of Directors between meetings of the full Board.

Nominating/Corporate Governance Committee

Standing committee
4 meetings in Fiscal 2003

Cecil D. Andrus	Jon C. Madonna
Teresa Beck*	Beatriz Rivera
Bonnie G. Hill	J.B. Scott

Summary of Committee Functions

•	Identifies qualified Board members;

•	Recommends that the Board select the director nominees;

•	Develops and recommends to the Board corporate governance principles;

•	Oversees the evaluation process for Board members and committees; and

•	Assesses the independence of Board members.

*	Committee chair.

The Company also maintained an Independent Directors Committee until December 2003. The Committee reviewed the progress and performance of the Company on a periodic basis. The members of this Committee were A. Gary Ames, Pamela G. Bailey, Teresa Beck, Henry I. Bryant, Paul I. Corddry, Bonnie G. Hill, Jon C. Madonna, Beatriz Rivera, J.B. Scott and Will M. Storey. The independent directors continue to meet regularly at the conclusion of each regular meeting of the Board of Directors, and as they otherwise deem necessary.

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Compensation of Directors

Albertsons executive officers do not receive additional compensation if they serve as directors.

Albertsons believes that compensation for non-employee directors should be competitive and should encourage increased ownership of Albertsons stock. The Guidelines also encourage directors to maintain a minimum amount of stock holdings. In December 2003, the Board of Directors approved modifications to the non-employee director compensation program, effective January 1, 2004. The revised compensation program, designed with the assistance of a compensation consulting firm, is intended to provide a competitive total compensation opportunity designed in a manner consistent with evolving best practices in outside director compensation.

Each non-employee director receives:

•	$10,000 per quarter in cash. The final quarterly payment is made only if the director has attended 75 percent of the meetings of the Board and the committees on which he or she serves.

•	An annual award of $80,000 in Albertsons common stock. Each director may choose to receive his or her award in Company stock, deferred Company stock equivalents or stock options to purchase Company stock at a ratio of four stock option shares for every share of Company stock.

•	$1,500 for each Board and committee meeting attended.

In addition, each committee chair is entitled to an annual cash payment of $10,000, paid at the end of the fiscal year, and the Lead Director is entitled to an annual cash payment of $50,000, paid at the end of the fiscal year. The Lead Director may choose to receive his or her award in Company stock, deferred Company stock equivalents or stock options to purchase Company stock at a ratio of four stock option shares for every share of Company stock.

Each non-employee director may elect to defer payment of his or her director’s cash compensation into the Company’s nonqualified deferred compensation plan for non-employee directors.

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Certain Transactions

During the fiscal year ended January 29, 2004, one store lease and two office space leases were held by Alscott Real Estate LLC, as landlord, and Albertsons, as tenant. Alscott Real Estate LLC is managed by Alscott, Inc., an Idaho corporation of which J.B. Scott, a director of the Company, is Chairman of the Board and has a majority ownership interest. The term of the store lease is for a period of 44 years with the expiration date of the primary term occurring in 2014. The office space leases are for a 20-year primary term and a 5-year primary term expiring in 2017 and 2004. The latter has expired and was not renewed. The total rentals, common area maintenance fees and taxes paid by the Company under the leases to this landlord during the fiscal year ended January 29, 2004 were $1,075,962.

In the opinion of management, the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

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Compensation of Executive Officers

The following table sets forth the compensation paid for each of the Company’s last three fiscal years to (1) the Chief Executive Officer of the Company, (2) the four other most-highly compensated executive officers of the Company serving as of the end of the last completed fiscal year and (3) the two other executive officers of the Company who would have been among the four other most-highly compensated executive officers of the Company had they been serving as of the end of the last completed fiscal year.

Summary Compensation Table

					Long-Term
					Compensation Award
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and	Fiscal	Salary[2]	Bonus[2]	Compensation[3]	Awards[4]	Options/SARs	Compensation[5]
Principal Position[1]	Year	($)	($)	($)	($)	(#)	($)

Lawrence R. Johnston	2003	$1,300,000	$1,950,000	$105,335	$5,148,585	750,000	$365,706
Chairman of the Board, Chief	2002	1,288,269	644,644	111,056	9,999,733	—	179,640
Executive Officer, President	2001	980,770	2,480,000	230,751	24,548,214	903,380	10,896
and a director
Romeo R. Cefalo	2003	435,001	408,688	—	812,558	55,000	88,125
Executive Vice President,	2002	434,808	539,546	—	1,948,789	50,000	138,132
New Store Formats and Development	2001	384,943	647,050	56,144	—	119,261	114,067
C.J. “Gabe” Gabriel	2003	442,790	453,853	90,149	1,880,651	175,000	308
Executive Vice President,	2002	16,346	5,416	—	—	—	—
Merchandising and Supply Chain
John R. Sims	2003	457,403	449,653	—	955,543	70,000	51,480
Executive Vice President	2002	344,615	211,187	11,171	1,745,333	142,996	—
and General Counsel
Felicia D. Thornton	2003	570,001	535,522	—	913,249	50,000	72,581
Executive Vice President	2002	553,153	178,384	—	454,533	50,000	15,905
and Chief Financial Officer	2001	247,154	564,874	5,809	2,076,000	319,261	—
Former Officers:
Peter L. Lynch	2003	799,999	640,000	—	1,920,000	—	249,738
Former President and Chief	2002	788,269	563,675	63,418	1,136,333	125,000	205,945
Operating Officer and a	2001	720,077	796,500	60,978	2,880,000	223,614	159,136
director
Lawrence A. Stablein	2003	525,000	500,756	—	525,005	—	85,555
Former Executive Vice	2002	469,173	307,799	—	2,252,278	62,500	103,099
President, Marketing and	2001	374,673	396,908	—	—	119,261	64,199
Merchandising

1 Mr. Gabriel joined Albertsons in January 2003, Mr. Sims joined Albertsons in March 2002 and Ms. Thornton joined Albertsons in August 2001. Mr. Lynch served as President and Chief Operating Officer until July 2003 and Mr. Stablein served as Executive Vice President, Marketing and Merchandising until January 2004.

2 Includes amounts deferred by certain of the named executive officers pursuant to the Company’s deferred compensation programs.

3 The amounts indicated in fiscal 2003 include for Mr. Johnston, $70,975 for the value of personal use of corporate aircraft and $28,267 for financial planning; and for Mr. Gabriel, $54,547 for reimbursed relocation expenses. The amounts indicated in fiscal 2002 include for Mr. Johnston, $68,143 for the value of personal use of corporate aircraft and $27,800 for financial planning; and for Mr. Lynch, $62,410 for the value of personal use of corporate aircraft. The amounts indicated in fiscal 2001 include for Mr. Johnston, $78,244 for the value of personal use of corporate aircraft, $75,330 for amounts reimbursed for the payment of taxes and $60,072 for reimbursed relocation expenses; for Mr. Cefalo, $49,982 for reimbursed relocation expenses; and for Mr. Lynch, $56,738 for the value of personal use of corporate aircraft.

4 Includes the dollar value (as of the award dates, based on the closing market price of Albertsons common stock on the award dates) of deferrable restricted stock units and deferred restricted stock units granted under the Amended and Restated 1995 Stock-Based Incentive Plan, with cash dividend equivalents paid quarterly. The deferrable units granted to Mr. Johnston in 2003, 2002 and 2001 vest over five years. The deferred units granted to Mr. Cefalo, Mr. Gabriel, Mr. Sims, Ms. Thornton, Mr. Lynch and Mr. Stablein in June 2003 vest over three years commencing in 2006. The deferred units granted to Mr. Gabriel in January 2003, and deferred units granted to Mr. Cefalo, Mr. Sims, Ms. Thornton, Mr. Lynch and Mr. Stablein in 2002 vest over five years. The deferrable units granted to Ms. Thornton in 2001 vest over four years. The deferrable units granted to Mr. Lynch in 2001 vested upon termination of his employment as an officer with the Company on July 24, 2003. The number and value of the units at fiscal year end (calculated using the closing price of the Company’s stock on the New York Stock Exchange on January 29, 2004) was 1,430,936 shares valued at $34,542,795 for Mr. Johnston; 161,916 shares valued at $3,908,652 for Mr. Cefalo; 87,485 shares valued at $2,111,888 for Mr. Gabriel; 109,070 shares valued at $2,632,950 for Mr. Sims; 127,258 shares valued at $3,072,008 for Ms. Thornton; 262,929 shares valued at $6,347,106 for Mr. Lynch; and 153,182 shares valued at $3,697,813 for Mr. Stablein.

5 The amounts indicated include, in fiscal 2003, 2002 and 2001, premiums paid by the Company for term life insurance for Mr. Johnston in the amount of $19,480, $20,201 and $10,880, respectively. The amounts indicated also include, in fiscal 2003, 2002 and 2001, Company-contributions under the ASRE and ASRE Makeup Plan defined contribution plans in the following amounts: for Mr. Johnston, $329,508, $153,866 and $0, respectively; for Mr. Cefalo, $73,305, $129,657 and $111,625, respectively; for Mr. Sims, $50,527, $0 and not applicable, respectively; for Ms. Thornton, $72,581, $15,905 and $0, respectively; for Mr. Lynch, $221,289, $201,889 and $157,310, respectively; and for Mr. Stablein, $85,555, $103,099 and $64,199, respectively. The amounts indicated for Mr. Lynch in 2003 also include $20,000 in severance payments. The remaining amounts consist of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred pursuant to the Company’s nonqualified deferred compensation programs.

Option Grants in Last Fiscal Year

	Individual Grants
					Grant
	Number of	% of Total			Date Value
	Securities	Options
	Underlying	Granted to			Grant Date
	Options	Employees	Exercise or		Present
Name and	Granted	in Fiscal	Base Price	Expiration	Value[2]
Principal Position	(#)	Year	($/Sh)[1]	Date	($)

Lawrence R. Johnston	750,000	10.46%	$20.31	12/04/13	$4,743,135
Chairman of the Board, Chief Executive Officer, President and a director
Romeo R. Cefalo	55,000	0.77	20.31	12/04/13	347,830
Executive Vice President, New Store Formats and Development
C.J. “Gabe” Gabriel	75,000	1.05	20.31	12/04/13	474,314
Executive Vice President, Merchandising and Supply Chain
John R. Sims	70,000	0.98	20.31	12/04/13	442,693
Executive Vice President and General Counsel
Felicia D. Thornton	50,000	0.70	20.31	12/04/13	316,209
Executive Vice President and Chief Financial Officer
Former Officers:
Peter L. Lynch	—	—	—	—	—
Former President and Chief Operating Officer and a director
Lawrence A. Stablein	—	—	—	—	—
Former Executive Vice President, Marketing and Merchandising

1 The closing market price on the date the option was granted.

2 In accordance with the rules of the Securities and Exchange Commission, “Grant Date Value” has been calculated using the Black-Scholes model of option valuation, adjusted to reflect the option term representative of the individual’s grant. The model also assumes: (a) a risk-free rate of return represented by the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term; (b) expected volatility using the implied volatility for call options traded on the date of the grant; and (c) a dividend yield determined by dividing the 2003 cash dividends declared by the option price. The values which may ultimately be realized by the holder of the reported option will depend on the market value of the Company’s common stock during the periods during which the option is exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money
			Options at Fiscal		Options at Fiscal
			Year-End		Year-End
	Acquired on	Value
Name and	Exercise	Realized[1]	Exercisable	Unexercisable	Exercisable	Unexercisable
Principal Position	(#)	($)	(#)	(#)	($)	($)

Lawrence R. Johnston	—	—	361,350	1,292,030	—	$2,872,500
Chairman of the Board, Chief Executive Officer, President and a director
Romeo R. Cefalo	—	—	211,303	239,541	$225,050	432,352
Executive Vice President, New Store Formats and Development
C.J. “Gabe” Gabriel	—	—	20,000	155,000	12,400	336,850
Executive Vice President, Merchandising and Supply Chain
John R. Sims	—	—	28,599	184,397	21,500	354,100
Executive Vice President and General Counsel
Felicia D. Thornton	—	—	137,704	281,557	21,500	277,500
Executive Vice President and Chief Financial Officer
Former Officers:
Peter L. Lynch	190,994	355,804	304,977	384,069	—	486,403
Former President and Chief Operating Officer and a director
Lawrence A. Stablein	—	—	228,506	180,577	230,425	243,202
Former Executive Vice President, Marketing and Merchandising

1 The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company’s common stock on the date of exercise and the option price.

Equity Compensation Plan Information

The following table sets forth certain information with respect to the Company’s equity compensation plans in effect as of January 29, 2004 that provide for the award of securities or the grant of options, warrants or rights to purchase securities to employees of the Company or its subsidiaries or to any other person. The table does not reflect the proposal for consideration at the Annual Meeting to approve the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan.

			(c)

	(a)		Number of securities
		(b)	remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan category	warrants and rights*	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	34,165,207	$29.01	9,237,248 **
Equity compensation plans not approved by security holders***	998,928	$35.85	—
Total	35,164,135	$29.20	9,237,248

*   Does not include 3,978,284 deferrable restricted stock units and deferred restricted stock units issued under equity compensation plans approved by security holders.

**  Represents the remaining share authorization of the Company’s current equity compensation plan (the Albertson’s, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the “1995 Plan”)), which authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock and other securities. The maximum number of shares that may be issued under the 1995 Plan as awards other than options or stock appreciation rights is limited to one-tenth of the shares authorized under the 1995 Plan. As of January 29, 2004, only 376,935 shares remained available for grant as awards other than options or stock appreciation rights.

*** Represents stock options granted by American Stores Company under three option plans that were approved by the shareholders of American Stores Company. American Stores Company was acquired by the Company in 1999. The options were granted from 1996 to 1998 and entitle the holders to purchase shares of the Company’s common stock at prices ranging from $28.4227 to $39.4841. At fiscal year end, all of the options were exercisable except for options to purchase 10,332 shares. Of these, 5,166 vested on February 24, 2004 and 5,166 vest on February 24, 2005. No additional options may be granted under the plans that govern these options.

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Agreements with Named Executive Officers

Agreement with Lawrence R. Johnston

The Company entered into an employment agreement with Lawrence R. Johnston effective April 23, 2001 and amended July 19, 2001, that retains him as Chairman of the Board and Chief Executive Officer of the Company until the tenth anniversary of the commencement date of the agreement. The agreement also permits the Board to assign additional duties to

Mr. Johnston. The Board of Directors approved Mr. Johnston’s employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In negotiating the terms of Mr. Johnston’s employment agreement, the Board sought advice from outside legal counsel and independent compensation consultants, and considered such factors as the competitive levels of Chief Executive Officer compensation at other companies of comparable industry and size, the Company’s internal executive compensation practices and the level of compensation deemed necessary to induce Mr. Johnston to accept the Company’s offer of employment and restore amounts forfeited by him upon leaving his former employer.

Mr. Johnston’s ongoing compensation arrangement provides for an annual base salary of not less than $1,250,000, an annual target bonus of not less than 100 percent of base salary (and a maximum annual bonus not to exceed 200 percent of base salary), and an annual stock option award with a Black-Scholes present value at grant of not less than 285 percent of the sum of his initial base salary and initial target bonus (which totals $7,125,000). Mr. Johnston may elect to receive up to 50 percent of his annual stock option award in the form of a deferrable restricted stock unit award with equivalent value.

Upon termination of Mr. Johnston’s employment with the Company for any reason, he will be entitled to all compensation and benefits accrued but not paid as of the termination date, as well as a supplemental retirement benefit in the form of a life annuity payable at age 62 (or termination of employment, if later) equal to 50 percent of his average base salary and actual annual bonus from the highest three consecutive years during the 10 years prior to such termination. The annuity cannot be less than $2,250,000 per year. The amount of the supplemental retirement benefit is subject to offset by all qualified and nonqualified pension benefits payable from plans maintained by the Company or Mr. Johnston’s prior employers. The benefit will be further reduced if Mr. Johnston’s employment is terminated prior to age 62 (1) due to death, (2) by the Company for “Cause” (as defined in the agreement), (3) by Mr. Johnston without “Good Reason” (as defined in the agreement) or (4) if he elects to begin receiving payments prior to attaining the age of 62. Mr. Johnston may receive his benefit in a lump sum at its then present value if (a) his termination date follows his 62nd birthday, (b) he so elects at least six months prior to the commencement of his supplemental retirement benefit or (c) the Company consents at any other time.

If Mr. Johnston’s employment is terminated by reason of death, he will be entitled to the supplemental retirement benefit as described above, and all of his outstanding stock option awards will become fully vested and exercisable for a period of two years following the date of death (or the remaining exercise period of the awards, if earlier). In addition, all of his outstanding deferrable restricted stock unit awards will become vested as to the next two successive vesting dates following the date of death.

If Mr. Johnston’s employment is terminated by the Company other than for “Cause,” by Mr. Johnston for “Good Reason” or for any reason during the seventh month following a “Change of Control” (as defined in the agreement) of the Company, Mr. Johnston will be entitled to receive certain severance benefits in addition to those mentioned above, including: (1) an amount equal to three times the sum of his base salary and annual bonus, at the higher of his most recent actual or target award, (2) a pro rata annual bonus payment based on actual performance results for the year of termination, (3) continued participation in the Company’s welfare and fringe benefit plans for three years following the date of termination and (4) full vesting of all outstanding stock option and deferrable restricted stock unit awards (as well as any other qualified and nonqualified employee benefits), with stock options remaining exercisable for a period of five years following the date of termination (or the remaining exercise period of the awards, if earlier).

In addition to these and other benefits set forth in his employment agreement, Mr. Johnston is entitled to enhanced vacation and relocation benefits, supplemental life insurance and disability protection, and personal use of corporate aircraft for security purposes (with income imputed to him pursuant to federal tax rules for personal use by his family members). In the event payments or benefits received by Mr. Johnston pursuant to his employment agreement or otherwise are subject to federal excise taxes, the Company shall make an additional payment to him to cover any excise taxes payable by him as well as the income and excise tax on the gross-up payment and any interest or related penalties.

In consideration for these provisions, Mr. Johnston has agreed to certain non-competition and non-solicitation provisions.

Agreements with Peter L. Lynch

In January 2001 the Company entered into an agreement with Peter L. Lynch which provided that if he were terminated without “Cause” (as defined in the agreement) before December 5, 2003 his deferrable restricted stock units would automatically vest in full, and for one year from the termination date, he would receive his salary as in effect on the termination date and the right to continue his participation in the Company’s benefit plans. The agreement also entitled Mr. Lynch to receive his target bonus for the fiscal year in which the termination date occurred and certain relocation expenses. On July 24, 2003, the Company entered into a letter agreement with Mr. Lynch confirming the parties’ understanding that Mr. Lynch became entitled to the benefits set forth in the January 2001 letter agreement as of July 24, 2003. Pursuant to the July 24, 2003 letter agreement, Mr. Lynch also became entitled to certain financial counseling and outplacement services as of such date.

Agreement with Felicia D. Thornton

Ms. Thornton and the Company are parties to a letter agreement which provides that upon termination of Ms. Thornton’s employment with the Company for any reason, she will be entitled to all compensation and benefits accrued but not paid as of the termination date. In addition, if Ms. Thornton’s employment is terminated by the Company other than for “Cause” (as defined in the agreement), or she terminates her employment for “Good Reason” (as defined in the agreement) she will receive a lump sum payment equal to the sum of her base salary and target bonus as well as continued vesting of stock options and restricted stock and continued participation in the Company’s welfare benefit plans, fringe benefits and employee perquisites for a period of one year (which shall be concurrent with any health care continuation benefits under COBRA).

Agreement with Lawrence A. Stablein

Mr. Stablein and the Company are parties to a letter agreement dated January 9, 2004, which entitles Mr. Stablein to receive his salary as in effect on the termination date and to continue to accrue vesting service in all plans and policies in effect January 17, 2004 until the earlier of January 7, 2005, the date of his death or the date he commences employment with a competing business. The agreement also entitles Mr. Stablein to receive his 2003 bonus as well other benefits, including outplacement services and financial counseling.

Change in Control Agreements

The Company entered into change-in-control (“CIC”) agreements with Messrs. Cefalo, Gabriel, Lynch, Sims and Stablein, and Ms. Thornton to provide them with stated severance compensation should their employment with the Company be terminated under certain defined circumstances following a CIC. Mr. Johnston is not a participant in this CIC program, as he has been provided protection in the event of a CIC pursuant to his employment agreement, which is described above. Mr. Lynch and Mr. Stablein waived their rights to any benefits under the CIC agreements in connection with their departures from the Company.

The agreements covering Messrs. Cefalo, Gabriel and Sims, and Ms. Thornton (the “Covered Officers”) expire on December 31, 2005. However, beginning on January 1, 2004 and each January 1st thereafter, the term of the agreement will automatically be extended for an additional year unless the Company or the Covered Officer gives notice by September 30th of the preceding year that it, he or she does not wish to extend the agreement. In the event that a CIC occurs during the term of the agreement, the agreement provides for a two-year protection period (referred to as the severance period) during which the Covered Officer will receive the stated benefits upon an involuntary termination (other than for “Cause” (as defined in the agreement)) or resignation for “Good Reason” (as defined in the agreement).

The agreements covering the Covered Officers are considered to be “double trigger” arrangements wherein the payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a CIC as defined in the agreement and (2) the involuntary termination of the Covered Officer (other than for “Cause”) or the Covered Officer’s termination of employment with the Company for “Good Reason.”

In the event that a Covered Officer is involuntarily terminated (other than for “Cause”) or elects to terminate for “Good Reason” within the two-year severance period following a CIC, he or she will be entitled to receive the following severance compensation: (1) three times the sum of base salary (at the highest rate in effect for any period within three years prior to the termination date) and current target bonus opportunity, payable in a lump sum; (2) a tax gross-up payment to make the Covered Officer whole for any excise taxes incurred due to Section 280G of the Internal Revenue Code; (3) the continuation of all health benefits and ERISA welfare benefits, or reasonably equivalent benefits, for thirty-six (36) months following the date of termination; (4) the payment of a pro rata portion of the target annual incentive award for the year in which the Covered Officer’s employment terminates; (5) outplacement services (up to $50,000); and (6) relocation expenses (up to $100,000) if the Covered Officer relocated at the request of the Company within five years of the termination date.

In consideration for the severance protection afforded by the CIC agreements, the Covered Officers have agreed to non-competition and non-solicitation provisions for the term of the agreements and for one year following the date of termination of employment.

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Retirement Benefits

The Company adopted a 401(k) defined contribution plan, Albertsons Savings & Retirement Estates (“ASRE”), effective September 26, 1999, which is the Company’s primary retirement plan. To offset the loss of retirement benefits associated with tax law limitations, the Company also adopted the nonqualified ASRE Makeup Plan on September 26, 1999. Benefits are provided under the ASRE Makeup Plan for key employees equal to those that would otherwise be lost by such qualified plan limitations. The contributions made by the executive officers listed in the Summary Compensation Table to ASRE and the contributions made by the

Company to ASRE and the ASRE Makeup Plan are included in the figures in the Summary Compensation Table.

Management Development/ Compensation Committee Report

The Management Development/ Compensation Committee of the Board of Directors (the “Committee”) is composed of five directors who are not current or former employees of the Company. Each Committee member is independent as defined by both current New York Stock Exchange listing standards and the standards that will become applicable to the Company as of the date of the 2004 Annual Meeting of Shareholders. The Committee is responsible for adopting, administering and overseeing the compensation programs for the Company’s non-employee directors, executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist it in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders. The Committee operates under a written charter adopted and approved by the Board of Directors and available at www.albertsons.com.

Compensation Philosophy

The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company’s strategic and financial objectives, and thereby increase shareholder value. The principal elements of the program consist of base salary, short-term incentives under the annual incentive plan and long-term incentives in the form of stock option and deferrable restricted stock unit awards. In general, the Company’s philosophy is to position the aggregate of these elements at a level which is at or near the 50th percentile of other major grocery chain and retail companies in the Fortune 100. However, the Committee believes in linking pay practices with the financial performance of the Company, and therefore awards under the annual incentive compensation plan are tied to financial metrics that drive shareholder value. Consequently, should the Company’s performance warrant, these incentive compensation awards may result in an executive’s total compensation being above the 50th percentile of the comparator group.

The comparator group is not identical to the peer group of companies included in the performance graph included elsewhere in this proxy statement under the heading “Performance Graph.” The Company uses the peer group specified in the performance graph for stock price comparison because grocery sales are the primary source of revenue for each of the peer companies. However, the Committee believes using a comparator group for compensation purposes that includes grocery chains as well as major drug store chains and other retailers provides a more representative sampling of companies from which executive talent may be drawn.

Base Salary

The Committee annually reviews base salaries for the Company’s executive officers, including the Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 2003 (the “Covered Officers”). Generally speaking, the Committee targets base salaries at or near the 50th percentile of the competitive marketplace for other major grocery chain companies and retailers included in the Fortune 100. The Committee obtains competitive data for analysis of executive salary levels from published surveys presented by major compensation consulting firms and from proxy statements of selected comparator companies.

The Committee reviews the base salaries of executive officers each May. The Chief Executive Officer recommends base salary adjustments to the Committee for their review, with increases in salary predicated upon the executive’s individual performance, the performance of the Company and/or the respective business unit or division, and the executive’s scope and level of responsibility. The Committee, with input from the other independent directors, performs its own evaluation of the Chief Executive Officer’s performance annually. This evaluation, which examines the Chief Executive Officer’s performance against previously identified goals and objectives for the year, is the basis upon which the Committee makes any salary adjustments for the Chief Executive Officer.

In 2003, Mr. Johnston and all executive officers collectively recommended to the Management Development/ Compensation Committee of the Board of Directors that they not receive salary increases for fiscal year 2003. The Committee accepted the recommendation notwithstanding performance assessments for the executive team that would have resulted in salary increases. The executive officers recommended this action, and the Committee agreed to it, in light of the difficult business environment the Company faced and the many sacrifices made by Company associates.

Mr. Johnston and Ms. Thornton each have employment agreements with the Company that are described in the proxy statement under the section entitled “Agreements with Named Executive Officers”. The agreements establish a minimum base salary for Mr. Johnston and Ms. Thornton and therefore also impacted the fiscal 2003 compensation for these Covered Officers.

Annual Incentive

The “Covered Officers” are eligible to receive incentive awards under the Albertson’s, Inc. Executive Officers Annual Incentive Compensation Plan. No annual bonuses under this plan may be paid to plan participants unless the Company has positive “consolidated earnings” (as defined in the plan) for the applicable bonus year. The maximum amount of bonuses that may be paid for any bonus year to all plan participants in the aggregate is an amount equal to 1.0% of consolidated earnings, which constitutes the Annual Pool for such year. The maximum annual bonus that may be payable under the plan to the Chief Executive Officer, each of the next two most highly compensated participants and each of the other two participants is limited to 30%, 20% and 15%, respectively, of the Annual Pool for the applicable bonus year. The Committee has negative discretion to reduce the amount of, or to eliminate, any bonus that would otherwise be payable under the plan. In exercising this discretion, the Committee may utilize performance factors such as sales, earnings per share and ROIC, subjective criteria or such other criteria as the Committee may deem appropriate. For fiscal year 2003, the Company had $1,131,426,000 of consolidated earnings. Pursuant to its discretion under the plan, taking into account the Company’s earnings per share, total sales and ROIC, the Committee awarded bonuses to Mr. Johnston, Mr. Cefalo, Mr. Gabriel, Mr. Sims and Ms. Thornton of $1,950,000; $408,688; $453,853; $449,653; and $535,522, respectively.

Executive officers of the Company other than the Chief Executive Officer and the four other Covered Officers are eligible to receive incentive awards under the Albertson’s Inc. Corporate Incentive Plan. Threshold levels of performance goals must be attained before any bonuses are payable under the plan. The Committee retains discretion to modify the goals of the plan, in connection with extraordinary corporate events, to reward execution of the Company’s strategies and initiatives. For fiscal year 2003, the Committee exercised this discretion in light of significantly exceeding Company goals in Divisions unaffected by the now resolved Southern California labor dispute. For fiscal year 2003 executive officer awards ranged from 67% to 104% of base salary.

Long-Term Incentives

The Company’s long-term incentive program consists of annual grants of nonqualified stock option awards and periodic grants of deferrable restricted stock unit awards. Stock option awards are generally considered annually near the end of the fiscal year, and are based on pre-established grant guidelines with award size further adjusted for individual performance and potential. Awards granted to executive officers have a 10-year exercise period and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Awards vest on a ratable basis on each of the first five anniversaries of the date of grant. During fiscal year 2003, nonqualified stock option awards were granted to a number of executive officers in addition to the Covered Officers.

Deferrable restricted stock unit awards are granted on a highly selective basis to key executives and employees in connection with promotions and for recruitment and retention purposes. These awards pay cash dividend equivalents on a quarterly basis and generally vest over a period of three to five years. Some awards are automatically deferred until retirement or separation from the Company, while others are deferrable at the recipient’s option. During fiscal year 2003, deferrable restricted stock unit awards were granted to a number of executive officers in addition to the Covered Officers.

Chief Executive Officer

As discussed above under “Base Salary,” Mr. Johnston, like other executive officers of the Company, including the other Covered Officers, did not receive a salary increase in 2003 at the recommendation of Mr. Johnston and the other executive officers. Mr. Johnston’s annual incentive award was determined in the manner described above under “Annual Incentive.” Mr. Johnston’s long-term incentive awards were granted in December 2003 based on competitive grant guidelines established by the Committee and the Committee’s assessment of Mr. Johnston’s overall performance during 2003.

In addition to establishing a minimum base salary, Mr. Johnston’s employment agreement with the Company sets a minimum bonus target and long-term incentive award that also impacted his fiscal 2003 compensation.

Management Development/ Compensation Committee of the

Board of Directors

A. Gary Ames, Chairman Pamela G. Bailey	Paul I. Corddry Bonnie G. Hill Beatriz Rivera

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Performance Graph

The following graph compares the Company’s total annual stock performance against the total stock price performance of the S&P 500 Index, the S&P Food Retail Index (the “Old Composite Index”) and a new index based on the performance of selected peer companies (the “New Custom Index”). The graph presents the value, at the end of each of the past five fiscal years of the Company, of a $100 investment at January 28, 1999 in the Company’s common stock. The graph also presents the value, at January 31st of each of the last five fiscal years, of a $100 investment at January 31, 1999 in each index. The graph assumes the reinvestment of dividends.

The Company has elected to change to the New Custom Index because it believes the companies reflected in the New Custom Index are more reflective of the Company’s business and therefore provide a more meaningful comparison of stock performance. Because of the Company’s decision to change its presentation, however, both the Old Composite Index and the New Custom Index are included in the graph for the five-year period ending with fiscal year 2003. The New Custom Index is comprised of Winn Dixie Stores, Inc., Safeway Inc., The Kroger Co. and The Great Atlantic & Pacific Tea Company, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALBERTSON’S, INC., THE S&P 500 INDEX,
THE S&P FOOD RETAIL INDEX AND A PEER GROUP

* $100 invested on 1/28/99 in stock or on 1/31/99 in index, including reinvestment of dividends.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

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Audit/ Finance Committee Report

The Audit/ Finance Committee of the Board of Directors (the “Committee”) is responsible for overseeing (a) the Company’s systems of internal controls which management and the Board of Directors have established, (b) the integrity of the Company’s consolidated financial statements, (c) the Company’s compliance with legal and regulatory requirements, (d) the Company’s policies related to risk management and risk assessment, (e) the independent auditors’ qualifications and independence and (f) the performance of the independent auditor’s and the Company’s internal audit function. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditors. The Committee is composed of seven non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by current New York Stock Exchange listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. However, Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, except to the extent that one or more of them may be determined to be an “audit committee financial expert,” including with respect to auditor independence. The Committee relies, without independent verification, on the information provided and on the representations made by management and the internal and independent auditors.

In this context, the Committee held ten meetings during the 2003 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company’s independent auditors, Deloitte & Touche LLP. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their audits and their evaluations of the Company’s internal controls.

The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 29, 2004 with management, internal auditors and Deloitte & Touche. The Committee has also discussed with representatives of the Company’s Disclosure

Committee, which is composed of members of management, internal auditors and in-house legal staff, the processes supporting the Chief Executive Officer’s and Chief Financial Officer’s delivery of the certifications required by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules. The Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer are subject to a Code of Ethics adopted by the Company.

The Committee also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche’s independence, the Committee considered whether Deloitte & Touche’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining auditor independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit/ Finance Committee Charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 29, 2004 be included in the Company’s Annual Report on Form 10-K. The Committee has also recommended the selection of the Company’s independent auditors, and, based on this recommendation, the Board has selected Deloitte & Touche as the Company’s independent auditors for the fiscal year ending February 3, 2005, subject to shareholder ratification.

Audit/ Finance Committee of the Board of Directors

Henry I. Bryant,	Teresa Beck
Chairman	Jon C. Madonna
Cecil D. Andrus	Beth M. Pritchard*
Pamela G. Bailey	Will M. Storey

* Did not serve on the Committee during fiscal year 2003

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Ratification of Appointment of Independent Auditors
(Proposal 2)

As recommended by the Audit/ Finance Committee, the Board of Directors has reappointed Deloitte & Touche LLP (“Deloitte”) as independent auditors for fiscal year 2004. As independent auditors, Deloitte will audit the books, records and accounts of Albertsons and its subsidiaries. The Board asks that the shareholders ratify this appointment.

Deloitte’s services to be performed for fiscal year 2004 include:

•	Audit of annual financial statements,

•	Limited review of quarterly financial information,

•	Mergers and acquisitions due diligence services,

•	Services related to the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002, including readiness services and preparation of the Company’s internal controls attestation, and

•	Consultations in connection with various financial reporting, accounting and income tax matters.

The fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), which includes Deloitte Consulting for services rendered during fiscal year 2003 and fiscal year 2002 are set forth below under “Principal Accountant Fees and Services.”

Representatives of Deloitte will attend the meeting. They will have an opportunity to make a statement, if they desire to do so. They also will be available to respond to appropriate questions.

It would be difficult and expensive to change auditors in the middle of a fiscal year. If the shareholders do not ratify the appointment of Deloitte, the Board of Directors likely would allow the appointment to stand for fiscal year 2004 and the Audit/ Finance Committee would recommend a different firm of auditors for the following year.

Your Board of Directors unanimously recommends a vote FOR Proposal 2 to ratify the appointment of the independent auditors.

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Principal Accountant Fees and Services

Audit Fees

The aggregate fees for professional services rendered by the Deloitte Entities in connection with their audit of our consolidated financial statements included in our Annual Report on Form 10-K and reviews of the consolidated financial statements included in our Quarterly Reports on

Form 10-Q were approximately $2.2 million for fiscal year 2003 and approximately $2.0 million for fiscal year 2002.

Audit-Related Fees

The fees for attestation services rendered for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans and consultation on accounting standards or transactions were approximately $.27 million in fiscal year 2003 and $.2 million in fiscal year 2002.

Tax Fees

Fees related to tax compliance, tax advice and tax planning services were approximately $.19 million in fiscal year 2003 and $.25 million in fiscal year 2002.

All Other Fees

The aggregate fees for all other services rendered by the Deloitte Entities were approximately $0 in fiscal year 2003 and $1 million in fiscal year 2002 and can be sub-categorized as follows:

•	Fees related to actuarial services were approximately $.05 million in fiscal year 2002.

•	Fees related to projects performed by Deloitte Consulting were approximately $.7 million in 2002 and were completed in the first part of fiscal year 2002. These strategic planning services consisted primarily of the completion of a project designed to convert the Company’s distribution centers from a “profit center” methodology to one based on “break even,” as it relates to management reporting and assistance in defining the annual plan and long-range strategy for changing the Information Technology organization.

Pre-Approval Policies and Procedures

The Audit/ Finance Committee has adopted a formal policy for the pre-approval of non-prohibited, non-audit services to be performed by the Company’s external financial statement auditor, currently Deloitte. Under this policy, management prepares a listing of certain services that are expected to be performed by the external auditor. The pre-approved non-prohibited non-audit services include activities that are allowed by the provisions of the Sarbanes-Oxley Act of 2002 and either (1) have been performed by Deloitte in the past with satisfactory quality, or (2) are an appropriate extension of the services performed by Deloitte. The listing is approved by the Audit/ Finance Committee. The following process is followed for the pre-approval of non-prohibited non-audit services that are not included in the initial approval:

•	The Chair of the Audit/ Finance Committee is contacted to discuss (1) the nature of the allowed non-prohibited non-audit service and (2) management’s conclusion that Deloitte is the best firm to provide the service. Management will also provide to the Chair of the Audit/ Finance Committee a copy of a final, unsigned arrangement letter from Deloitte for the service, which will include a description of the services to be performed, a proposed professional fee for the service, and a statement from Deloitte that, to the best of their knowledge, the service is allowed under the Sarbanes-Oxley Act.

•	Following this discussion, the Chair of the Audit/ Finance Committee, if he or she believes it is in the best interest of the Company and its shareholders, will be allowed to provide approval to management to proceed with the engagement of Deloitte to perform the service.

•	The Chair of the Audit/ Finance Committee may choose to seek input and counsel from other members of the Audit/ Finance Committee or the Board of Directors when considering management’s recommendation.

•	At each regularly scheduled meeting of the Company’s Audit/ Finance Committee, management will report to the full Audit/ Finance Committee the services which Deloitte has performed since the last meeting, highlighting those services that were approved by the Chair of the Committee since the last full Audit/ Finance Committee meeting.

•	At any time the Company’s Audit/ Finance Committee or Board of Directors may review the allowed non-audit services that are performed by Deloitte and may direct management to reduce the scope of the services performed by Deloitte.

•	The Sarbanes-Oxley Act includes a de minimis exception for pre-approval of non-prohibited non-audit services in certain circumstances. The Audit/ Finance Committee’s formal policy regarding the approval of unapproved, non-prohibited non-audit services that fall within the exception follows the same process noted above. However, if the Chair of the Audit/ Finance Committee believes that the best interest of the Company and its shareholders is to terminate this service from Deloitte, management will follow the directions of the Chair of the Audit/ Finance Committee and terminate such service. The Chair of the Audit/ Finance Committee may also choose to defer a decision on approval of such services until the next meeting of the Audit/ Finance Committee, at which time the Chair will discuss the services with the full Audit/ Finance Committee and seek a determination from the Committee as to the acceptability of engaging

Deloitte to perform such services. If the Chair of the Audit/ Finance Committee chooses to defer approval of unapproved, non-prohibited non-audit services, management and Deloitte will be responsible for verifying that the services continue to meet the de minimis exception criteria.

During fiscal year 2003, none of the fees noted under the headings “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” were approved by the Audit/ Finance Committee pursuant to the de minimis exception referenced above.

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Approval of the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan (Proposal 3)

On March 11, 2004 the Board of Directors unanimously approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan (the “Plan”). The Plan affords the Board the ability to design compensatory awards that are responsive to the Company’s needs, and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among key employees, non-employee directors and special advisors to the Company. The Plan will supplement the Company’s current compensation programs available to eligible employees, non-employee directors and special advisors.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote is required for approval of the Plan. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Attachment B to this Proxy Statement. Capitalized terms not otherwise defined herein have the same meanings as defined in the Plan.

Summary of the Plan

Shares Available Under the Plan. Subject to adjustment as provided in the Plan, the number of Common Shares that may be issued or transferred (1) upon the exercise of Option Rights or Appreciation Rights, (2) as Restricted Shares and released from substantial risks of forfeiture thereof, (3) as Deferred Shares, (4) in payment of Performance Shares or Performance Units that have been earned, (5) as awards to non-employee directors, (6) as other awards contemplated by the Plan or (7) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 16 million Common Shares plus any shares relating to awards that expire or are forfeited or cancelled or that are transferred, surrendered or relinquished upon the payment of any exercise price or upon satisfaction of any withholding amount. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will again be available for issuance or transfer under the Plan.

The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options (“ISO”) will not exceed 20% of the Common Shares reserved for purposes of the Plan. Further, no participant will be granted Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or other awards under the Plan during the life of the Plan, in the aggregate, for more than 20% of the Common Shares reserved for purposes of the Plan. The number of shares issued as Restricted Shares, Deferred Shares, Performance Shares and Performance Units (taking into account any forfeitures, expirations or transfers upon satisfaction of any withholding amount) will not, during the life of the Plan, in the aggregate, exceed 25% of the Common Shares reserved for purposes of the Plan. In no event shall any participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000. The foregoing limits are subject to certain adjustments as provided in the Plan.

Eligibility. Officers and key employees of the Company and its subsidiaries, non-employee directors of the Company and Special Advisors to the Company, or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 5,600 persons, may be selected by the Board to receive benefits under the Plan. The Management Development/ Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Option Rights. Option Rights may be granted that entitle the optionee to purchase Common Shares at a price not less than market value per share at the date of grant. The market price of the Company’s Common Shares as reported on the New York Stock Exchange on April 27, 2004 was $23.68 per share. The Option Price is payable (1) in cash at the time of exercise; (2) by the transfer to the Company of Common Shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price; (3) subject to Board discretion, by surrender of any other award under the Plan having a value at the time of exercise equal to the option price; or (4) a combination of such payment methods. Any grant of an Option Right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

The Board may, at or after the date of grant of any Option Rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price.

No Option Right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. Option Rights will be evidenced by an evidence of award containing the terms and provisions, consistent with the Plan, as the Board may approve.

Appreciation Rights. An Appreciation Right is a right, exercisable by surrender of the related Option Right (if granted in tandem with Option Rights) or by itself (if granted as a free-standing Appreciation Right), to receive from the Company an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the strike price (or option price if a tandem Appreciation Right) and the current value of the Common Shares. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights. Appreciation Rights will be evidenced by an evidence of award containing the terms and provisions, consistent with the Plan, as the Board may approve.

Restricted Shares. A grant of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board may determine.

Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for at least one year. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer, key employee, non-employee director or Special Advisor during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of a Change in Control.

Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. Restricted Shares will be evidenced by an evidence of award containing the terms and provisions, consistent with the Plan, as the Board may approve.

Deferred Shares. A grant of Deferred Shares (which may also be described as an award of restricted stock units) constitutes an agreement by the Company to deliver Common Shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify. During the Deferral Period, the participant has no right to transfer any rights under his or her award and no right to vote such Deferred Shares, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on such Deferred Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.

Deferred Shares must be subject to a Deferral Period of at least one year, as determined by the Board at the date of grant, except that the Board may provide for a shorter Deferral Period in the event of a Change in Control. Deferred Shares will be evidenced by an evidence of award containing the terms and provisions, consistent with the Plan, as the Board may approve.

Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units, subject to the limitations set forth under “Shares Available under the Plan” above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than one year, except in the case of a Change in Control, if the Board shall so determine. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board in cash, Common Shares or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in Common Shares on a current, deferred or contingent basis. Performance Shares and Performance Units will be evidenced by an evidence of award containing the terms and provisions, consistent with the Plan, as the Board may approve.

Management Objectives. The Plan requires that the Board establish “Management Objectives” for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares, other awards under the Plan or dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to specified levels of or growth in: (1) total shareholder return (including its components of stock price appreciation, dividends and/or dividend yield); (2) return on assets, equity, invested capital, cash flow, investment or sales; (3) sales (including food items, non-food items or private label sales); (4) pre-tax or after-tax profit levels (including earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax and net income); (5) cash flow and cash flow return on investment; (6) economic profit and/or cost of capital; (7) turnover of assets, capital or inventory; (8) levels of operating expense or other expense items as reported on the income statement (including operating and maintenance expense); (9) measures of customer satisfaction and customer service (including the relative improvement therein); or (10) market share. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Awards to Non-Employee Directors. The Board may, in its discretion, authorize the granting to non-employee directors of Option Rights, Appreciation Rights or other awards under this Plan and may also authorize the grant or sale of Common Shares, Restricted Shares or Deferred Shares to non-employee directors. Non-employee directors are not eligible to receive Performance Shares or Performance Units under the Plan.

Each grant or sale of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares or other awards to non-employee directors will be upon terms and conditions as described herein. If a non-employee director subsequently becomes an employee of the Company or a subsidiary while remaining a member of the Board, any Option Rights held at that time will not be affected.

Non-employee directors may also be awarded, or be permitted to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

Other Awards. The Board may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares or factors that may influence the value of Common Shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for Common Shares, or awards with value and payment contingent upon performance of the Company or its subsidiaries or other factors determined by the Board). The Board will determine the terms and conditions of these awards. Common Shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. The Board may also grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board.

Administration and Amendments. The Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Plan to the Management Development/ Compensation Committee of the Board (or a subcommittee thereof).

The Board is authorized to interpret the Plan and related agreements and other documents. The Board may amend the Plan from time to time without further approval by the shareholders of the Company except where required by applicable law or the rules and regulations of the New York Stock Exchange.

Transferability. Except as otherwise determined by the Board, no Option Right or Appreciation Right or other derivative security granted under the Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution or, except with respect to an ISO, pursuant to a domestic relations order. Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the above, the Board may provide for transferability of awards under the Plan to a participant’s immediate family members, or to one or more trusts, corporations, limited liability companies or partnerships in which the only beneficiaries or equity holders are members of the participant’s immediate family.

The Board may specify at the date of grant that part or all of the Common Shares that are (1) to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to Restricted Shares, will be subject to further restrictions on transfer.

Adjustments. The number of shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or other awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above.

Change in Control. A definition of “Change in Control” is included in the Plan, which is attached hereto as Attachment B.

Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Termination. No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by the Company’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 2004. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (2) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If Common Shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a free-standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Plan Benefits

In fiscal year 2004, each non-employee director will receive Common Shares under the Plan equal in value to $80,000 plus Common Shares equal in value to any additional amounts that the director elects to receive in Common Shares. The exact number of shares that the Directors will receive cannot be determined as it will depend on whether the director will elect to receive more than $80,000 of his or her compensation in the form of Common Shares and on the fair market value of the Common Shares on the date the compensation is payable. Set forth in the table below is the dollar value of Common Shares and the number of Common Shares that the Company anticipates will be awarded during fiscal year 2004 to the non-employee directors elected or continuing following the Annual Meeting. It is not possible to determine other specific amounts that may be awarded under the Plan.

New Plan Benefits

2004 Equity and Performance Incentive Plan

Name and Position	Dollar Value	Number of Units

Non-Executive Director Group[1]	$720,000	30,405

1 The Non-Executive Director Group consists of nine non-employee directors. The table above reflects the receipt of Common Shares by each non-employee director equal in value to $80,000 at an assumed fair market value of $23.68 per share, the market price of the Company’s Common Shares on April 27, 2004. The table does not reflect the receipt of any Common Shares that a director may receive because of an election to receive additional compensation in the form of Common Shares.

Your Board of Directors unanimously recommends a vote FOR Proposal 3 to approve the Plan.

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Shareholder Proposal
(Proposal 4)

The United Brotherhood of Carpenters Pension Fund, the holder of 6,200 shares of the Company’s common stock, whose address is 101 Constitution Avenue, N.W., Washington, D.C. 20001, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors of the Company accepts no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Shareholder Resolution:

Director Election Vote Threshold Proposal

Resolved: That the shareholders of Albertson, Inc. (sic) (“Company”) hereby request that the board of directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that nominees standing for election to the board of directors must receive the vote of a majority of the shares entitled to vote and present in person or by proxy at an annual meeting of shareholders in order to be elected or re-elected to the board of directors.

Shareholder Supporting Statement:

Our Company is incorporated in the state of Delaware. Delaware corporate law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business. (8 Del. C. 1953, Section 216 — Quorum and required vote for stock corporations). Further, the law provides that in the absence of any such specification in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.” Our Company presently does not specify a vote requirement other than a plurality for the election of directors, so Company directors are elected by a plurality of the vote.

We feel that it is appropriate and timely for the board to initiate a change in the threshold vote required for a nominee to be elected to the board of directors. While the governance change proposed would entail a vote of the shareholders, the board of directors is positioned to initiate the amendment process. We believe that in order to make corporate director elections more meaningful at our Company, directors should have to receive the vote of a majority of the shares entitled to be voted in a director election. Under the present system, a director can be re-elected even if a substantial majority of the votes cast is withheld from that director. For example, if there are

100 million votes represented at a meeting and eligible to be cast and 90 million of these votes are withheld from a given candidate, he or she would still be elected with a plurality of the vote despite the fact that 90% of the votes cast withheld support for that nominee’s election to the board. We believe that a director candidate that does not receive a majority of the vote cast should not be seated as a director.

It is our contention that the proposed majority vote standard for corporate board elections is a fair and reasonable standard and adoption of such a standard will strengthen the corporate governance processes at our Company. We urge your support of this important governance reform.

Board of Directors’ Statement in Opposition:

The Board believes that it is important that this proposal should not be implemented, and therefore recommends a vote AGAINST Proposal 4 for the following reasons:

The public shareholders of each of our primary competitors, as well as the public shareholders of almost all of the largest corporations in America (as identified by Fortune magazine), elect their Boards of Directors by plurality vote. This methodology is known to and understood by shareholders, and used by corporations that have been identified as leaders in corporate governance reforms.

The proposal’s accompanying statement asserts, however, that the proposed majority vote standard “will strengthen corporate governance processes” at Albertsons. Your Board of Directors believes this statement is misleading, especially when combined with the 90% withhold vote example. For the past three years, each Albertsons Board-nominated Director has received at least 75% of the vote represented at the meeting. The proposal suggests, however, that your Board is being elected by minimal affirmative votes and that change is in order. Your Board does not believe that the facts support this conclusion.

Your Board also believes that while conceptually the proposed approach is simple, implementation of the proposal would establish a potentially disruptive vote requirement that the Board does not believe is “reasonable.” For example, under this methodology, it would be possible for an entire slate of candidates to fail to receive the requisite vote. Under Delaware law and Albertsons By-Laws, the occurrence of this event would permit the prior director(s) to remain in office until a successor is elected and qualified. As a result, an individual who no longer wished to remain on the Board, or an individual the Board was requesting to replace, would be permitted to remain in office. If the individual chose to resign, Delaware law and Albertsons By-Laws would permit the remaining board members to fill the vacancy. The Board opposes this proposal because it believes that both of these alternatives are less democratic than the election of directors by plurality vote.

Additionally, the proposal may have the unintended consequence of unnecessarily increasing the cost of soliciting shareholder votes. The Company may need to implement a proactive telephone solicitation, a second mailing, or other vote-getting strategy to obtain the required vote. The end result may be increased spending by the Company in routine elections. Your Board of Directors believes this would be a poor use of shareholder assets.

Albertsons Board is committed to good governance practices and has implemented a variety of measures (discussed elsewhere in this proxy statement) to strengthen the Company’s governance processes. The Board does not believe, however, that instituting a vote requirement that decreases democracy and increases uncertainty is in furtherance of these efforts.

For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 4.

________________________________________________________________________________
Shareholder Proposal
(Proposal 5)

Gerald R. Armstrong, the holder of 1,914 shares of the Company’s common stock, whose address is 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2984, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Shareholder Resolution:

That the shareholders of ALBERTSON’S, INC. request the Board of Directors to take the steps necessary in the voting on any matter by shareholders, a simple majority of the shares outstanding shall cause that matter to be binding.

Shareholder Supporting Statement:

In last year’s annual meeting, 164,226,515 shares, or 48.23% of the shares represented in the meeting, were voted in favor of this proposal; however, our Board has refused to take the actions necessary for its adoption.

It is important to note that in past annual meetings, more than 50% of the shares were voted to replace three-year terms for directors with one-year terms. However, this has not been enacted as ALBERTSON’S has a requirement for the super-majority requiring 80% of the shares.

The super-majority provision was enacted in the 1985 annual meeting — following the model of Morrison Knudsen, also of Boise — despite the objections of the proponent and the absence of confidential voting. Also, the 1980’s were very good years for Albertson’s — unlike recent years.

The INVESTOR RESPONSIBILITY RESEARCH CENTER has reported that proposals such as this have received APPROVAL from shareholders at many major corporations.

The bi-partisan National Conference of State Legislatures has urged stated (sic) to ban super-majority rules like the rule now in place.

Most professionally managed funds, including those holding substantial amounts of ALBERTSON’S shares have stated that super-majority rules are not in the best interests of shareholders.

The proxy statement for the 2002 annual meeting of THE HOME DEPOT in supporting the repeal of its super-majority provision states:

“the super-majority vote requirement can make it more difficult to acquire a company and may discourage transactions that shareholders may view as beneficial. After careful consideration, the Company has concluded that it is in the best interests of our shareholders to remove the provision...”

A director of ALBERTSON’S, Bonnie G. Hill, an expert in corporate governance, also serves on the board of THE HOME DEPOT and should bring the same good governance practices to ALBERTSON’S and its shareholders.

The Wall Street Journal (June 19, 2000) reported a survey by the International consultancy of McKinsey & Co. shows that institutional investors would pay an 18% premious (sic) for good corporate governance and its spokesman warned that those that fail to reform will be at a competitive disadvantage in attracting capital to finance growth.

To help increase our shareholder value, please vote “FOR” this proposal.

Board of Directors’ Statement in Opposition:

Your Board of Directors, with the assistance of its professional advisors, has given this proposal intensive consideration, particularly in light of the vote on this proposal at last year’s meeting. The Board continues to believe that it is important that this proposal should not be implemented, and therefore recommends a vote AGAINST Proposal 5 for the following reasons:

The proposal’s accompanying statement instructs shareholders to vote for this proposal to “help increase our shareholder value.” The Board believes that this statement is both misleading and inaccurate. The elimination of supermajority voting requirements should not be equated with increased shareholder value. Rather, the Board believes that eliminating the supermajority voting requirements imposed by traditional corporate takeover defenses may actually result in diminished value for shareholders in the event of an unsolicited takeover bid. This is primarily because an acquired company’s board of directors is not given a full and fair opportunity to negotiate on behalf of the company’s shareholders in a typical hostile takeover situation.

The Company has adopted various traditional takeover defenses. These include, among others, the election of a staggered or “classified” board of directors, a shareholder rights plan and a special charter provision designed to address certain types of business combinations and interested shareholder transactions. The affirmative vote of at least seventy-five (75%) or eighty percent (80%), as the case may be, of the capital stock of the Company entitled to vote generally in the election of the Company’s board of directors is required to modify certain of these takeover defenses (with limited exceptions). These takeover defenses, in the Board’s view, have been designed to help the Company achieve an important goal in the event of a corporate takeover attempt: to require a prospective acquirer to negotiate directly and at arms’ length with the Board, thus giving the Board an opportunity to seek to maximize value for the Company’s shareholders. The Board believes that the Company’s shareholders would find this preferable to allowing a hostile acquirer (or possibly one or more large shareholders) to acquire control of the Company through hostile or potentially abusive tactics and without permitting the Board an opportunity to negotiate a fair and adequate price for the Company’s shareholders. The Board further believes that eliminating the supermajority voting requirements associated with these takeover defenses would reduce its ability to address and respond to an unsolicited takeover bid in a manner consistent with the best interests of the Company’s shareholders.

In considering any takeover effort or other significant development concerning the Company, your Board understands that its duty is to protect the interests of all of the shareholders. The Board intends to continue to discharge that duty to its utmost ability and knows that it may not utilize the various defensive devices available to it to resist any action that is in the best interests of all of the shareholders.

The Board further believes that the proposal, if implemented, would make it more difficult to obtain affirmative votes on matters typically brought before shareholder meetings. This is because the affirmative vote of a majority of the outstanding shares would be required rather than the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote. Thus, the implementation of the proposal could make the voting process less efficient.

Albertsons Board is committed to good governance practices and has implemented a variety of measures (discussed elsewhere in this proxy statement) to strengthen the Company’s governance processes. The Board believes that implementation of this proposal will not enhance governance practices at the Company, but rather would limit the Board’s ability to take actions consistent with the best interests of all shareholders in the event of an unsolicited takeover bid.

For the foregoing reasons, your Board of Directors continues to believe that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 5.

________________________________________________________________________________

Shareholder Proposal
(Proposal 6)

The Trowel Trades S&P 500 Index Fund, the holder of 11,337 shares of the Company’s common stock, whose address is P.O. Box 75000, Detroit, MI 48275, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Shareholder Resolution:

RESOLVED: That the shareholders of Albertsons, Inc. (sic) (the “Company”) urge the Board of Directors to shareholder approval of severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus annual bonus. This policy shall apply to existing severance agreements only if they can be legally modified by the Company, and will otherwise apply in all new severance agreements and renewals of existing agreements. “Benefits” include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites and consulting fees to be paid to the executive.

Shareholder Supporting Statement:

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

The California Public Employees Retirement System, the Council of Institutional Investors and Institutional Shareholder Services generally favor shareholder approval of these types of severance agreements. For those reasons, we urge shareholders to vote for this proposal.

Board of Directors’ Statement in Opposition:

Your Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

The Board of Directors believes that this proposal would not enhance shareholder value and would not be in the best interests of its shareholders. To the contrary, your Board believes that requiring shareholder approval of executive severance pay agreements would hamper the Company’s flexibility to act promptly and decisively in attracting and retaining executives and would put the Company at a disadvantage to other companies with which it competes for executive management.

Executive compensation matters at Albertsons are overseen by the Board through the Management Development/ Compensation Committee, which consists exclusively of independent outside directors who make decisions they believe are in the best interests of the Company and its shareholders. This Committee, on an ongoing basis, devotes considerable time and effort to compensation issues, including finding the balance to be struck among various objectives of the executive compensation program. This Committee and the Board are very aware of their obligation to protect shareholders’ interests, and would not agree to any severance compensation (whether or not in excess of the limit suggested by this resolution) unless convinced that doing so would be beneficial to the Company and its shareholders. The Board believes that it is ultimately in the shareholders’ best interests that the responsibility for this ongoing process continue to be vested in the Management Development/ Compensation Committee.

Periodically, the Management Development/ Compensation Committee utilizes consultants to ensure that the Company’s executive benefit programs, including its severance programs, are in line with industry standards. The Company recently entered into agreements with its senior executives that provide severance benefits if the individual’s employment with the Company or its subsidiaries is terminated under specified circumstances within two years after a change in control of the Company. The severance benefits in agreements with a small number of the most senior executives include a payment equal to three times the sum of the individual’s base salary plus bonus under applicable bonus plans or programs in effect immediately prior to the change in control.

The Company believes these agreements enable the Company to attract and retain top management talent and would encourage executive officers to remain with the Company in the face of a potential change in control.

Due to the existence of severance pay agreements, management can remain focused and objective during a potential change in control, rather than being distracted by the uncertainties of their future employment and personal financial situation, thereby allowing them to act decisively to maximize value for all shareholders. Like many other large corporations, the Board of Directors believes that such severance agreements are reasonable, appropriate and necessary.

Imposing a shareholder approval requirement on future severance agreements would substantially undermine the flexibility we believe the Company needs to make employment offers to qualified executives. Adoption of the proposal could require Albertsons either to incur significant time and expense to convene a special shareholders’ meeting for the sole purpose of voting on this type of agreement, or to delay finalizing an agreement until after approval at the next annual shareholders’ meeting.

The proponent suggests that shareholder approval for future severance agreements could be obtained after the material terms were agreed upon. The Board of Directors believes this is impractical and counterproductive. The Board believes that it should be able to timely respond to unanticipated events such as the hiring of a new executive officer upon an unexpected departure. The Board also believes that Albertsons would be placed at a competitive disadvantage in attracting or retaining qualified executives who do not want the uncertainty that would be created by a shareholder approval provision. This uncertainty would make the Company’s offer less valuable than those provided by other companies, whose arrangements would not be contingent upon shareholder approval. Moreover, your Board of Directors believes that requiring shareholder approval for certain severance packages would negatively impact the Company’s recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations.

The shareholder proposal states that the proposed policy would apply to existing severance agreements only if they can be legally modified by the Company. As noted above, some of our senior executive officers are compensated in a manner inconsistent with the limits being proposed. These compensation and severance arrangements are provided for under individual agreements with these executive officers that cannot be unilaterally modified by the Company. As a result, the shareholder proposal, by its own terms, would not apply to some existing compensation arrangements.

For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 6.

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Shareholder Proposal
(Proposal 7)

Bart Naylor, the holder of shares of the Company’s common stock with a value in excess of $2,000, whose address is 1255 N. Buchanan, Arlington, VA 22205, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Shareholder Resolution:

RESOLVED: That the stockholders of Albertson’s urge that the Board of Directors take the necessary steps to hold annual elections for all directors, and that this change shall be accomplished in a manner that does not affect the unexpired terms of directors previously elected.

Shareholder Supporting Statement:

Currently, the Albertsons Board is composed of three classes of directors. Only a third of the board faces election each year; each individual director faces election once every three years. We believe that reducing the frequency of director elections reduces the accountability of each director to shareholders. Many shareholders have voiced growing concern about classified boards.

We believe that annual director elections will make a board more accountable to shareholder concerns. We believe our company is obviously exposed to public concerns regarding food safety.

We believe growing public awareness of such food safety and environmental problems challenges our board to remain astutely aware of evolving problems.

We believe a company more attuned to shareholder interests would undertake a more reasoned and stable approach to consumer concerns. While annual election of directors will not automatically achieve this goal, I believe it is an important first step.

Therefore, I urge support for this resolution.

Board of Directors’ Statement in Opposition:

Your Board of Directors, with the assistance of its professional advisors, has given this proposal intensive consideration, particularly in light of the vote on a similar proposal at prior annual meetings. The Board continues to believe that it is important that this proposal should not be implemented, and therefore recommends a vote AGAINST Proposal 7 for the following reasons:

Your Board of Directors believes that a classified board is an important part of Albertsons arsenal in resisting a takeover of the Company on terms that are not advantageous to shareholders. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Albertsons shareholders.

In the absence of classified board provisions, the Board’s negotiating leverage vis-a-vis a potential acquirer would be relatively limited in the face of a possible wholesale removal by a simple majority vote at a single annual meeting. Indeed, such an approach can be coupled with a proposal to have the new Board redeem the Company’s shareholder rights plan, thus eliminating the rights plan as a means to ensure that all shareholders are treated fairly. The reality of these concerns is illustrated by the fact that a number of unsolicited takeover attempts have been accompanied by the pressure tactic of a proxy contest to remove and replace directors.

Roughly half of the 100 largest corporations in the United States have classified boards, and more than half of the Standard & Poor’s 500 have classified boards.

Perhaps most important, in considering any takeover effort or other significant development concerning Albertsons, your Board of Directors understands that its duty is to protect the interests of all of Albertsons shareholders. The Board intends to discharge that duty to its utmost ability and would not utilize the various defensive devices available to it to resist any action that your Board believes to be in the best interests of all Albertsons shareholders.

Albertsons Board is committed to good governance practices and has implemented a variety of measures (discussed elsewhere in this proxy statement) to strengthen the Company’s governance processes. The Board believes that implementation of this proposal will not enhance governance practices at the Company, but rather would limit the Board’s ability to take actions consistent with the best interests of all shareholders in the event of an unsolicited takeover bid.

For the foregoing reasons, your Board of Directors continues to believe that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 7.

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Other Matters

The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

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Deadline for Receipt of Shareholders’ Proposals

Proposals by shareholders of the Company that are intended to be presented at the Company’s 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at the Company’s principal executive offices not later than January 5, 2005. In order for a shareholder proposal to be eligible for inclusion in the proxy statement and proxy card for that meeting, the proposing shareholder must:

•	Submit the proposal to the Company in a timely manner,

•	Specifically request that it be included, and

•	Satisfy the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices in accordance with the requirements of the By-Laws not later than March 13, 2005 or earlier than February 11, 2005. The Company’s proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by March 12, 2005.

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ATTACHMENT A

AUDIT/ FINANCE COMMITTEE CHARTER

Purposes

The purposes of the Audit/ Finance Committee (the “Committee”) are to assist the full Board of Directors (the “Board”) of Albertson’s, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to:

       1.  the systems of internal controls which management and the Board have established;

       2.  the integrity of the Company’s financial statements;

       3.  the Company’s compliance with legal and regulatory requirements;

       4.  the Company’s policies related to risk assessment and risk management;

       5.  the independent auditors’ qualifications and independence; and

       6.  the performance of the independent auditor’s and the Company’s internal audit function.

The Committee shall also review the Company’s financial strategy and policy, investment policy, capital structure and capital expenditures in view of strategic current and long range plans. Further, the Committee is responsible for preparing the Committee’s report made pursuant to the Securities and Exchange Act of 1934, to be included in the Company’s annual proxy statement.

Composition

Size. The Committee shall consist of three or more directors.

Qualifications. Each Committee member shall have all of the following qualifications:

       1.  Each Committee member must meet the independence criteria of (a) the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the Securities and Exchange Commission.

       2.  Each Committee member shall be financially literate or shall become financially literate within a reasonable time after his or her appointment to the Committee. Additionally, at least one Committee member shall have accounting or related financial management expertise and that member or another Committee member shall have sufficient education and experience to have acquired the attributes necessary to meet the criteria of an audit committee financial expert as defined in Item 401(h) of SEC Regulation S-K. The Board determines, in its business judgment, whether each Committee member is financially literate and whether at least one member has the requisite accounting or financial management expertise and whether that member or another Committee member has sufficient education and experience to meet the audit committee financial expert criteria. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability greater than the duties, obligations or liability imposed on such person as a Board member and Committee member in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other Board member or Committee member.

       3.  No Committee member shall be a current employee of the Company, nor shall any Committee member have been employed by the Company within the three years immediately preceding such member’s appointment to the Committee. A director who maintains a business relationship with the Company may serve on the Committee if the entire Board expressly determines, in its business judgment, that such business relationship does not interfere with such director’s exercise of independent judgment.

       4.  From and after the date of the Company’s 2004 Annual Meeting of Shareholders, no Committee member shall simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its proxy statement relating to the Company’s annual meeting of stockholders.

       Appointment and Removal. The Board selects Committee members based on recommendations of the Nominating/ Corporate Governance Committee. The Nominating/ Corporate Governance Committee recommends to the full Board a Committee Chair from among the Committee’s members and the Board will approve the appointment of such Committee Chair. The Committee Chair shall be responsible for the leadership of the Committee, including preparing agendas, scheduling meetings, presiding over meetings, making Committee assignments and reporting the Committee’s actions and recommendations to the full Board. The Committee Chair will also maintain regular liaison with the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the Vice President of Internal Controls of the Company and the lead audit partner of the Company’s independent auditors. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Powers and Duties

The powers and duties of the Committee shall include the following:

       1.  Assisting the full Board in fulfilling its fiduciary responsibilities regarding the Company’s accounting policies, financial reporting practices and audit process.

       2.  Serving as a liaison for communication regarding the Company’s financial accounting, reporting and controls between the full Board and each of the following: the Company’s independent auditor, the Company’s internal audit department (which has responsibility for auditing and reviewing the Company’s internal controls) and the Company’s management.

       3.  Recommending annually to the full Board a firm of independent certified public accountants to act as the independent auditor of the Company. In so doing, the Committee will review the independent auditor’s formal written statement describing all relationships between the independent auditor and the Company, actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may affect the objectivity and independence of the independent auditor and recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independence of the auditor. In connection with the Committee’s evaluation of the auditor’s independence, the Committee shall also review and evaluate the lead audit partner of the independent auditor and take such steps as may be required by law with respect to the regular rotation of the lead audit partner and the concurring audit partner of the independent auditor.

       4.  Overseeing the independent auditor relationship by discussing with the auditor the nature and thoroughness of the audit process, receiving and reviewing audit reports and providing the auditor full access to the Committee (and the full Board) to report on any and all appropriate matters.

       5.  Instructing the Company’s independent auditor that the auditor is ultimately accountable to the Committee, the Board and the stockholders of the Company, and that the Committee and the Board are responsible for the selection, appointment, evaluation, compensation and termination of the Corporation’s independent auditor. No Committee member shall fraudulently influence, coerce, manipulate or mislead an independent auditor for the purpose of rendering the applicable financial statements misleading.

       6.  Providing guidance and oversight to the internal audit department of the Company, including reviewing the department’s charter (if any), organization, plans (including its annual plan) and results of activities.

       7.  Reviewing the audited financial statements and discussing them with management and the independent auditor. This review shall include (a) consideration and discussion of the quality of the Company’s accounting principles as applied in its financial reporting, including a discussion of estimates, reserves and accruals, judgmental areas and audit adjustments (whether or not recorded), (b) consideration and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (c) consideration and discussion of the disclosures regarding internal controls, including those required by Section 404 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder, and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder and (d) such other inquiries as the Committee may deem appropriate. Based on this review, the Committee shall make its recommendation to the full Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K and the Company’s Annual Report to Stockholders.

       8.  Discussing with management and the independent auditor the quarterly financial information prior to the Company’s quarterly earnings release.

       9.  Reviewing and evaluating any significant related party transactions (such as loans, sales or purchases, leases, stock purchases and ownership interests in partially-owned subsidiaries) between the Company and any officer, director or principal stockholder of the Company and recommending to the full Board or to senior management whether the transaction should be entered into, continued, completed or terminated.

       10. Reviewing the content and status of the independent auditor’s audit plan.

       11. Inquiring of management, the internal audit department and the independent auditor regarding significant risks or exposures and assessing the steps management has taken to minimize such risks to the Company.

       12. Reviewing with the internal audit department and the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

       13. Reviewing corporate financial plans relating to debt limits, dividend policy, capital structure and capital expenditures in light of strategic plans and forecasts.

       14. Reviewing the financial plans of the Company with respect to taxes, loss reserves and other related matters.

       15. Establishing procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matter and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

       16. Discussing with management the status of pending litigation, taxation matters and other issues of legal and ethical compliance as may be appropriate.

       17. Formulating and maintaining a system which provides the Committee with a mechanism for annually reviewing and discussing employee expense accounts and the proprietary of such expenses with the Company’s independent auditors.

       18. Issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

       19. Retaining outside legal counsel and/or other independent advisors, when necessary, to assist the Committee in fulfilling its duties described in this Charter.

       20. Obtaining, reviewing and discussing, at least annually, a report by the Company’s independent auditors describing (a) the audit firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues.

       21. Reviewing enforcement of the Committee’s policy against the employment of any person as the Company’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer (or in an equivalent position) if (a) such person is or was within the two years prior to becoming employed by the Company an employee or partner of an independent auditor that audited the Company’s financial statements during such two-year period and he or she participated in any capacity in such audits or (b) the hiring of such person would otherwise violate the restrictions set forth in or established pursuant to Section 206 of the Sarbanes-Oxley Act of 2002.

       22. Generally reviewing and discussing earnings and other financial press releases as well as financial information and earnings guidance provided to analysts and rating agencies (which review may be done generally, being limited to a review and discussion of the types of information to be disclosed and the form of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

       23. Meeting at least four times each year, keeping minutes and any other appropriate records of all of its proceedings and reporting Committee actions to the full Board.

       24. Considering any and all issues that fall within the scope of this Charter, regardless of the source of such issues.

       25. Performing such other duties as are delegated by the full Board.

Meetings

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee Chair shall be responsible for the leadership of the Committee, including scheduling meetings, preparing agendas, presiding over meetings and reporting the Committee’s actions and recommendations to the full Board. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s Certificate of Incorporation, its Bylaws or this Charter.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any member, consultant or retained expert of the Committee. The Committee shall meet with the Company’s management, the staff responsible for the internal audit function and the independent auditors periodically in separate private sessions to discuss any matter that the Committee believes should be discussed privately.

Resources and Authority

The Committee shall have the resources and authority appropriate, in the Committee’s discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this Charter, the Board authorizes funding for the Committee as appropriate, in the Committee’s discretion, for the discharge of the Committee’s functions and responsibilities. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

Annual Review of Charter

Annually, the Committee shall conduct a review and reassessment of the adequacy of this Charter as required by the rules of the New York Stock Exchange and for the giving of the affirmation required by such rules and recommend any changes to the Board. The Committee shall conduct this charter review and reassessment in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

The Committee will participate (in connection with the Nominating/ Corporate Governance Committee’s annual review of Board and Committee performance) in an annual review and evaluation of the Committee’s performance with respect to the requirements of this Charter. The Committee shall conduct this review and evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Availability of This Charter

This Charter will be included on the Company’s website and will be made available in print to any stockholder of the Company who submits a request to the Secretary for a copy of this Charter. The Company’s annual report to stockholders will state that this Charter is available on the Company’s website and will be available in print to any stockholder of the Company who submits to the Secretary a request for a copy of this Charter.

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ATTACHMENT B

ALBERTSON’S, INC.

2004 EQUITY AND PERFORMANCE INCENTIVE PLAN

1.   Purposes

The purposes of the 2004 Equity and Performance Incentive Plan are to promote the growth and profitability of Albertson’s, Inc. and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility, to provide officers and other key employees, non-employee directors and Special Advisors with an opportunity for investment in the Company’s Common Shares to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries, and to further align the long-term interests of officers and other key employees, non-employee directors and Special Advisors with those of the stockholders.

2.   Definitions

As used in this Plan,

       (a)  “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

       (b)  “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

       (c)  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).

       (d)  “Change in Control” has the meaning provided in Section 13 of this Plan.

       (e)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

       (f)  “Common Shares” means the shares of common stock, par value $1.00 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

       (g)  “Company” means Albertson’s, Inc., a Delaware corporation.

       (h)  “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee”

within the meaning of Section 162(m) of the Code (or any successor provision).

       (i)  “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan or a grant or sale of Restricted Shares, Deferred Shares or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

       (j)  “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

       (k)  “Deferred Shares” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period. An award of Deferred Shares may be described as an award of “restricted stock units.”

       (l)  “Director” means a member of the Board of Directors of the Company.

       (m) “Effective Date” means June 10, 2004.

       (n)  “Eligible Transferee” means (i) one or more members of the Participant’s immediate family (as the term “immediate family” is defined in Rule 16a-1(e) promulgated under Section 16(a) of the Exchange Act (or any successor provision), (ii) one or more trusts established solely for the benefit of one or more members of the Participant’s immediate family, (iii) one or more corporations or limited liability companies in which the only equity holders are members of the Participant’s immediate family or (iv) one or more partnerships in which the only partners are members of the Participant’s immediate family.

       (o)  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

       (p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

       (q)  “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

       (r)  “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

       (s)  “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

       (t)  “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

            1.  total shareholder return, including its components of stock price appreciation, dividends and/or dividend yield;

            2.  return on assets, equity, invested capital, cash flow, investment or sales;

            3.  sales, including food items, non-food items, or private label sales;

            4.  pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income;

            5.  cash flow and cash flow return on investment;

            6.  economic profit and/or cost of capital;

            7.  turnover of assets, capital, or inventory;

            8.  levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense;

            9.  measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein; or

            10. market share.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (such as expenses as a result of restructuring or productivity initiatives; non-operating items; acquisition expenses; and any other items of gain, loss or expense that are determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or to a change of accounting principles) render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

       (u) “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then traded on the New York Stock Exchange, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

       (v) “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Exchange Act.

       (w) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

       (x)  “Option Price” means the purchase price payable on exercise of an Option Right.

       (y)  “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

       (z)  “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a Special Advisor, an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares or other awards under this Plan.

       (aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

       (bb) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

       (cc) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

       (dd) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

       (ee) “Plan” means this Albertson’s, Inc. 2004 Equity and Performance Incentive Plan.

       (ff)  “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

       (gg) “Special Advisor” means an individual designated as such by the Board.

       (hh) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

       (ii)  “Subsidiary” means any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock, or, except for purposes of any grant of Incentive Stock Options, any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns an interest of at least 50% of the total combined equity generally entitled to make decisions for such entity.

       (jj)  “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

       (kk) “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of Directors.

3.   Shares Available Under the Plan

       (a)  Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, (vi) as other awards contemplated by Section 10 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 16 million Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

       (b)  The number of shares available in Section 3(a) above will be adjusted to account for shares relating to awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award will again be available for issue or transfer hereunder. If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

       (c)  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 20% of the Common Shares reserved for purposes of this Plan pursuant to Section 3(a) hereof; (ii) no Participant will be granted Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or other awards under Section 10 of this Plan during the life of the Plan, in the aggregate, for more than 20% of the Common Shares reserved for purposes of this Plan pursuant to Section 3(a) hereof; and (iii) the number of shares issued as Restricted Shares, Deferred Shares, Performance Shares and Performance Units (after taking into account any forfeitures, expirations or transfers upon satisfaction of any withholding amount) will not during the life of the Plan, in the aggregate, exceed 25% of the Common Shares reserved for purposes of this Plan pursuant to Section 3(a) hereof.

       (d)  Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4.   Option Rights

The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

       (a)  Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

       (b)  Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

       (c)  Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

       (d)  The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer or in the form of Deferred Shares. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of the number of shares.

       (e)  To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

       (f)  Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

       (g)  Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

       (h)  Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

       (i)  Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

       (j)  The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

       (k)  The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

       (l)  No Option Right will be exercisable more than 10 years from the Date of Grant.

       (m) The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

       (n)  Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.   Appreciation Rights

       (a)  The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

       (b)  Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

           (i)  Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

           (ii)  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

           (iii)  Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

           (iv)  Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

           (v)  Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

           (vi)  Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

           (vii)  Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

       (c)  Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

       (d)  Regarding Free-Standing Appreciation Rights only:

           (i)  Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

           (ii)  Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

           (iii)  No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.   Restricted Shares

The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

       (a)  Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

       (b)  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

       (c)  Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

       (d)  Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

       (e)  Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

       (f)  Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

       (g)  Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7.   Deferred Shares

The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

       (a)  Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

       (b)  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

       (c)  Each such grant or sale will be subject to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

       (d)  During the Deferral Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Deferred Shares and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Deferred Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

       (e)  Each grant or sale of Deferred Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.   Performance Shares and Performance Units

The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

       (a)  Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

       (b)  The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of a Change in Control.

       (c)  Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

       (d)  Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

       (e)  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

       (f)  The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

       (g)  Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.   Awards to Non-Employee Directors

The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Shares or Deferred Shares to Non-Employee Directors.

       (a)  Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an Option Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

           (i)  Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

           (ii)  If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

           (iii)  Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

       (b)  Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

       (c)  Each grant of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

       (d)  Each grant or sale of Restricted Shares pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

       (e)  Each grant or sale of Deferred Shares pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

       (f)  Non-Employee Directors may be granted, sold or awarded other awards as contemplated by Section 10 of this Plan.

10.  Other Awards

       (a)  The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries, affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

       (b)  Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

       (c)  The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.  Transferability

       (a)  Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

       (b)  The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

       (c)  Notwithstanding the provisions of Section 11(a), but subject to prior authorization by the Board (whether in an Evidence of Award or thereafter), Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units and other awards under Section 10 of this Plan shall be transferable by a Participant to an Eligible Transferee, without payment of consideration therefor; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

12.  Adjustments

The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. Upon any adjustment made pursuant to this Section 12, the Company will, upon request, deliver to the Participant or to the Participant’s successors a certificate of its Secretary setting forth the exercise price thereafter in effect and the number and kind of shares or other securities thereafter purchaseable upon the exercise of such award.

13.  Change in Control

For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” will mean if at any time any of the following events will have occurred:

       (a)  the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

           (i)  for purposes of this Section 13(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 13(c) below;

           (ii)  if any Person acquires beneficial ownership of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 13(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

           (iii)  a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

           (iv)  if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

       (b)  a majority of the Directors are not Incumbent Directors; or

       (c)  the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

       (d)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 13(c).

14.  Fractional Shares

The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

15.  Withholding Taxes

To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

16.  Foreign Employees

In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

17.  Administration of the Plan

       (a)  This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Management Development/ Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the acts of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

       (b)  The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or other awards under Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

18.  Amendments, Etc.

       (a)  The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

       (b)  The Board will not authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

       (c)  The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

       (d)  The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

       (e)  In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

       (f)  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

       (g)  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

       (h)  The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above no such amendment shall impair the rights of any holder without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.  Governing Law

The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.  Termination

No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.  General Provisions

       (a)  No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

       (b)  Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

       (c)  No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

       (d)  All notices under this Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 250 Parkcenter Blvd., Post Office Box 20, Boise, Idaho 83726, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

________________________________________________________________________________
Albertsons 2004 Annual Meeting of Shareholders
8:00 a.m. EDT, June 10, 2004
Osprey Room
Holiday Inn Lakewood Ranch
6231 Lake Osprey Dr.
Sarasota, Florida 34240

Advance Registration

In order to enhance security for our meetings, an admission card will be required to enter the Annual Meeting. Please follow the Advance Registration instructions below and an admission card will be mailed to you. Upon arrival at the Annual Meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the Annual Meeting is limited to Albertsons shareholders, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may enter the meeting.

•	If your Albertsons shares are held by you directly (of record) and you plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your proxy card included with the proxy statement and annual report sent to you by Albertsons.

•	If your Albertsons shares are held for you in a brokerage, bank or other institutional account and you wish to attend the Annual Meeting, please send an Annual Meeting advance registration request containing the information listed below to:

Albertsons
Corporate Secretary’s Department
P. O. Box 20
Boise, Idaho 83726

Please include the following information:

—	Your name and complete mailing address

—	The name(s) of any family member who will accompany you

—	If you will be naming a representative to attend the meeting on your behalf, the name, address and phone number of that individual

—	Proof that you own Albertsons stock (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement)

If you have questions regarding admission to the meeting, please call Albertsons Corporate Secretary’s Department at 1-208-395-6300.

Attendance at Albertsons 2004 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the Advance Registration instructions above.

printed on recycled paper

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBERTSON’S, INC.

The undersigned hereby appoints Lawrence R. Johnston, Felicia D. Thornton and John R. Sims, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Albertson’s, Inc. (the “Company”) that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the Company’s 2004 Annual Meeting of Shareholders to be held on Thursday, June 10, 2004, and at any and all adjournments thereof, as set forth under the heading “Other Matters” in the accompanying Proxy Statement. If no indication is made, at the meeting and at any and all adjournments thereof, the proxies will vote (1) FOR the election of director nominees; (2) FOR the ratification of the appointment of the independent auditors; and (3) FOR the approval of the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan. The proxy holders will also vote AGAINST Proposals 4, 5, 6 and 7.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, JUNE 10, 2004

8:00 A.M. EASTERN DAYLIGHT TIME

HOLIDAY INN LAKEWOOD RANCH
6231 LAKE OSPREY DR.
SARASOTA, FLORIDA 34240

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST COMPLETE THE ADVANCE REGISTRATION
REQUEST SET FORTH BELOW. YOUR ADMISSION CARD WILL BE SENT TO YOU.

NAME AND COMPLETE MAILING ADDRESS:

NAME(S) OF ANY FAMILY MEMBERS WHO WILL ACCOMPANY YOU:

NAME, ADDRESS AND PHONE NUMBER OF ANY REPRESENTATIVE WHO WILL BE ATTENDING THE MEETING ON YOUR BEHALF:

ATTENDANCE AT ALBERTSONS 2004 ANNUAL MEETING WILL BE LIMITED TO PERSONS
PRESENTING AN ADMISSION CARD AND PICTURE IDENTIFICATION. TO OBTAIN AN ADMISSION
CARD, PLEASE FOLLOW THE ADVANCE REGISTRATION INSTRUCTIONS ABOVE.

* FOLD AND DETACH HERE *

PLEASE MARK YOUR VOTE LIKE THIS. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF THREE DIRECTORS TO CLASS III.

01 PAMELA G. BAILEY	02 TERESA BECK	03 BETH M. PRITCHARD

FOR ALL		☐

FOR ALL NOMINEES, EXCEPT AS NOTED BELOW		☐

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES		☐

TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S), CHECK THE “FOR ALL NOMINEES” BOX ABOVE AND WRITE THE NUMBER(S) CORRESPONDING TO THE NOMINEE(S) ON THE LINE BELOW:

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

FOR ☐    AGAINST ☐    ABSTAIN ☐

3.	APPROVAL OF THE ALBERTSON’S, INC. 2004 EQUITY AND PERFORMANCE INCENTIVE PLAN.

FOR ☐    AGAINST ☐    ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6 AND 7.

4.	SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTE FOR DIRECTOR ELECTIONS.

FOR ☐    AGAINST ☐    ABSTAIN ☐

5.	SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING.

FOR ☐    AGAINST ☐    ABSTAIN ☐

6.	SHAREHOLDER PROPOSAL REGARDING EXECUTIVE SEVERANCE AGREEMENTS.

FOR ☐    AGAINST ☐    ABSTAIN ☐

7.	SHAREHOLDER PROPOSAL REGARDING CLASSIFIED BOARD.

FOR ☐    AGAINST ☐    ABSTAIN ☐

I HOLD ADDITIONAL ACCOUNTS AND DO NOT WISH TO CONTINUE RECEIVING DUPLICATE COPIES OF ALBERTSONS MATERIAL. PLEASE DISCONTINUE MAILINGS, OTHER THAN MY PROXY, TO THIS ACCOUNT. ☐

I PREFER REVIEWING YOUR MATERIALS ELECTRONICALLY. PLEASE DISCONTINUE MAILINGS TO ME. MY E-MAIL ADDRESS IS:                                                                                                 .

SIGNATURE(S)	DATED:	, 2004

This proxy should be signed exactly as your name appears hereon. Executors, administrators, trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized official. If a partnership, please sign full partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.

* FOLD AND DETACH HERE *

VOTE BY TELEPHONE OR INTERNET

24 HOURS A DAY, 7 DAYS A WEEK
QUICK ** EASY ** IMMEDIATE

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD
IN THE ENCLOSED ENVELOPE.

VOTE BY PHONE: CALL 1-800-690-6903 (IF WITHIN THE UNITED STATES OR CANADA) ON
A TOUCH-TONE PHONE 24 HOURS A DAY.

THERE IS NO CHARGE TO YOU FOR THIS CALL. TELEPHONE VOTING IS AVAILABLE UNTIL
11:59 P.M. EDT ON JUNE 9, 2004. YOU WILL BE ASKED TO ENTER YOUR CONTROL NUMBER
(LOOK BELOW AT RIGHT).

OPTION A:	TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS, WHETHER FOR OR AGAINST, ON ALL MATTERS, PRESS 1. THEN, WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1 AGAIN.
OPTION B:	IF YOU CHOOSE TO VOTE AGAINST OR ABSTAIN ON ANY MATTER, PRESS 0. YOU WILL HEAR THESE INSTRUCTIONS FOR EACH ITEM TO BE VOTED UPON.
ITEM 1: TO VOTE FOR, PRESS 1; AGAINST, PRESS 9; ABSTAIN, PRESS 0. WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET: HTTP://WWW.PROXYVOTE.COM

THERE MAY BE INTERNET CHARGES (USAGE OR SERVER FEES) THAT MUST BE PAID BY THE SHAREHOLDER.

PLEASE HAVE THIS CARD HANDY WHEN YOU CALL OR LOGON TO THE INTERNET.
YOU’LL NEED IT IN ORDER TO COMPLETE THE VOTING PROCESS.

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET.
FOR TELEPHONE OR INTERNET VOTING, YOUR CONTROL NUMBER IS: